                                                                 EXECUTION COPY

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                         AGREEMENT AND PLAN OF EXCHANGE

                    dated as of the 6th day of October, 1997

                                  by and among

                      ADVANCED COMMUNICATIONS GROUP, INC.
                                    (Parent)

                                      and

                                 FIRSTEL, INC.
                                   (Company)

                                      and

   FRED L. THURMAN, JAMES E. PERRY, W. BRADLEY VAN LEUR, WALLACE JANSMA, MARK
                 VANDERBERGE, TELE-TECH, INC. AND RAFT, L.L.C.
                         (Stockholders of the Company)

                                      and

            SCOTT D. SCOFIELD, WILLIAM PEDERSON, AND JERRY R. NOONAN
                              (Beneficial Owners)


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

                               TABLE OF CONTENTS


1.  DEFINITIONS...............................................................3

2.  THE ACQUISITIONS..........................................................7

3.  CONSIDERATION FOR SHARES..................................................7

4.  351 EXCHANGE PLAN.........................................................8

5.  CLOSING...................................................................8

6.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF
    COMPANY AND STOCKHOLDERS..................................................8
    6.1   Due Organization....................................................9
    6.2   Authorization.......................................................9
    6.3   Capital Stock of the Company........................................9
    6.4   Transactions in Capital Stock.......................................9
    6.5   No Bonus Shares....................................................10
    6.6   Subsidiaries.......................................................10
    6.7   Predecessor Status; etc............................................10
    6.8   Spinoff by Company.................................................10
    6.9   Financial Statements...............................................10
    6.10  Liabilities and Obligations........................................11
    6.11  Accounts and Notes Receivable......................................11
    6.12  Permits and Intangibles............................................12
    6.13  Environmental Matters..............................................12
    6.14  Personal Property..................................................13
    6.15  Significant Customers; Material Contracts and Commitments..........13
    6.16  Real Property......................................................14
    6.17  Insurance..........................................................15
    6.18  Compensation; Organized Labor Matters..............................15
    6.19  Employee Plans.....................................................15
    6.20  Compliance with the Code and ERISA.................................16
    6.21  Conformity with Law; Litigation....................................17
    6.22  Tax Matters........................................................18
    6.23  No Violations......................................................19
    6.24  Absence of Changes.................................................19

    6.25  Deposit Accounts; Powers of Attorney...............................21
    6.26  Relations with Governments.........................................21
    6.27  Disclosure.........................................................21
    6.28  Prohibited Activities..............................................22
    6.29  Draft Registration Statement.......................................22

7.  ADDITIONAL REPRESENTATIONS, WARRANTIES, COVENANTS AND
    AGREEMENTS OF STOCKHOLDERS...............................................22
    7.1   Authority..........................................................22
    7.2   Preemptive Rights..................................................22
    7.3   Tax Matters........................................................23
    7.4   No Plan of Distribution............................................23
    7.5   No Retained Rights.................................................23

8.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF
    PARENT...................................................................23
    8.1   Due Organization...................................................23
    8.2   Authorization......................................................23
    8.3   Capital stock......................................................23
    8.4   Transactions in Capital Stock, Organization Accounting.............24
    8.5   Subsidiaries.......................................................24
    8.6   Financial Statements...............................................24
    8.7   Liabilities and Obligations........................................25
    8.8   Conformity with Law; Litigation....................................25
    8.9   No Violations......................................................25
    8.10  Parent Securities..................................................26
    8.11  Business; Real Property; Material Agreement........................26
    8.12  Tax Matters........................................................26
    8.13  Draft Registration Statement.......................................27

9.  OTHER COVENANTS PRIOR TO CLOSING.........................................27
    9.1   Access and Cooperation; Due Diligence; Audits......................27
    9.2   Conduct of Business Pending Closing................................28
    9.3   Prohibited Activities..............................................28
    9.4   Exclusivity........................................................30
    9.6   Notification of Certain Matters....................................30
    9.7   Amendment of Schedules.............................................31
    9.8   Compliance with the Hart-Scott-Rodino Antitrust Improvements
          Act of 1976 (the "Hart-Scott Act").................................31
    9.9   Further Assurance..................................................32

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
    COMPANY..................................................................32
    10.1  Representations and Warranties Performance of Obligations..........32
    10.2  Satisfaction.......................................................32
    10.3  No Litigation......................................................32
    10.4  Opinion of Counsel.................................................32
    10.5  Consents and Approvals.............................................33
    10.6  Good Standing Certificates.........................................33
    10.7  No Material Adverse Change.........................................33
    10.8  Secretary's Certificates...........................................33
    10.9  Employment Agreements..............................................33
    10.10 Closing of IPO.....................................................33
    10.11 Parent Stock Options...............................................33
    10.12 Release from Guarantees............................................34

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT............................34
    11.1  Representations and Warranties; Performance of Obligations.........34
    11.2  No Litigation......................................................34
    11.3  Secretary's Certificate............................................34
    11.4  No Material Adverse Effect.........................................34
    11.5  Stockholders' Release..............................................35
    11.6  Satisfaction.......................................................35
    11.7  Termination of Related Party Agreements............................35
    11.8  Opinion of Counsel.................................................35
    11.9  Consents and Approvals.............................................35
    11.10 Good Standing Certificates.........................................35
    11.11 FIRPTA Certificate.................................................35
    11.12 Closing of IPO.....................................................36
    11.13 Noncompetition Covenants of Key Employees..........................36
    11.14 Employment Agreement...............................................36
    11.15 Settlement Agreement...............................................36
    11.16 Release of Take or Pay Obligations.................................36

12. ADDITIONAL COVENANTS OF PARENT AND STOCKHOLDERS AFTER
    CLOSING..................................................................36
    12.1  Preparation and Filing of Tax Returns..............................36
    12.2  Preservation of Employee Benefit Plans.............................37
    12.3  Rule 144 Filing....................................................37

13. TERMINATION OF AGREEMENT.................................................37
    13.1  Termination........................................................37
    13.2  Liabilities in Event of Termination................................38

14. NONCOMPETITION...........................................................38
    14.1  Prohibited Activities..............................................38
    14.2  Damages............................................................39
    14.3  Reasonable Restraint...............................................39
    14.4  Severability, Reformation..........................................39
    14.5  Independent Covenant...............................................40
    14.6  Materiality........................................................40

15. NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................40
    15.1  Stockholders.......................................................40
    15.2  Parent.............................................................41
    15.3  Damages............................................................41
    15.4  Survival...........................................................42

16. TRANSFER PROHIBITIONS AND RESTRICTIONS ON WARRANTS AND
    WARRANT STOCK............................................................42

17. OTHER TRANSFER RESTRICTIONS..............................................43

18. INVESTMENT REPRESENTATIONS...............................................43
    18.1  Compliance With Law................................................43
    18.2  Economic Risk, Sophistication......................................44

19. REGISTRATION RIGHTS......................................................44
    19.1  PiggyBack Registration Rights......................................44
    19.2  Demand Registration Rights.........................................45
    19.3  Registration Procedures............................................46
    19.4  Other Registration Matters.........................................48
    19.5  Indemnification....................................................49
    19.6  Contribution.......................................................52
    19.7  Availability of Rule 144...........................................52

20. GENERAL..................................................................53
    20.1  Cooperation........................................................53
    20.2  Successors and Assigns.............................................53
    20.3  Entire Agreement...................................................53

    20.4  Counterparts.......................................................53
    20.5  Brokers and Agents.................................................53
    20.6  Beneficial Owners..................................................54
    20.7  Expenses...........................................................55
    20.8  Notices............................................................55
    20.9  Governing Law......................................................57
    20.10 Exercise of Rights and Remedies....................................57
    20.11 Time...............................................................57
    20.12 Reformation and Severability.......................................57
    20.13 Remedies Cumulative................................................57
    20.14 Captions...........................................................57
    20.15 Public Statements..................................................57
    20.16 Amendments and Waivers.............................................57

                         AGREEMENT AND PLAN OF EXCHANGE

    THIS AGREEMENT AND PLAN OF EXCHANGE (the "Agreement") is made as of the 6th day of October, 1997, by and among ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997 ("Parent"), FIRSTEL, INC., a South Dakota corporation ("Company"), and FRED L. THURMAN, JAMES E. PERRY, W. BRADLEY VAN LEUR, WALLACE JANSMA, MARK VANDERBERGE, TELE-TECH, INC. AND RAFT, L.L.C. (collectively, the "Stockholders"), who are the owners of 1,000 shares of Common Stock, $1.00 par value, of Company ("Company Stock"), representing all the issued and outstanding capital stock of Company outstanding on the date of this Agreement (the "Shares"), and SCOTT D. SCOFIELD, WILLIAM PEDERSON, AND JERRY R. NOONAN (collectively, the "Beneficial Owners").

                                    RECITALS

         WHEREAS, ACG, Inc. (formerly named Advanced Communications Group, Inc.), a Delaware corporation organized in June 1996 ("Old ACG"), has entered into agreements for, or negotiated the terms of, the acquisition by merger, asset purchase or stock purchase of ten companies (or interests therein) engaged in various aspects of the telecommunications industry ("Founding Companies") for voting capital stock and other consideration, including cash, one of such agreements under negotiation being a merger agreement among Old ACG, a subsidiary of Old ACG, the Company, the Stockholders and the Beneficial Owners; and

         WHEREAS, Old ACG intended to close the acquisition of the Founding Companies substantially contemporaneously with the consummation of an initial underwritten public offering of its common stock; and

         WHEREAS, the executive officers of Old ACG have determined that it is desirable for licensing and other regulatory purposes to restructure the acquisitions of the Founding Companies; and

         WHEREAS, as the initial step in the implementation of the restructured proposal, Old ACG formed Parent as a new Delaware corporation in September 1997 to serve as the vehicle for the acquisition of the Founding Companies substantially contemporaneously with the consummation of an initial underwritten public offering ("IPO") of Common Stock, $.0001 par value, of Parent ("Parent Stock") at the price to the public reflected in the final prospectus of Parent relating to the IPO ("IPO Price"); and

         WHEREAS, under the restructured proposal, contemporaneously with the consummation of the IPO and as part of a single transaction, the stockholders of the Founding Companies, including Stockholders and Old ACG, will transfer, by stock or asset purchase or reverse triangular merger, the stock or substantially all the assets of certain companies and other assets in which they own an interest to Parent in exchange for voting capital stock of Parent and other consideration, including cash, voting stock, options, warrants, notes, convertible notes and other property of Parent, under circumstances that will constitute a tax-free transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder ("Code"), to the extent of their receipt of voting capital stock of Parent; and

         WHEREAS, substantially contemporaneously with the execution of this Agreement and in order to document the integrated Section 351 exchange plan contemplated herein, (a) Old ACG, the other Founding Companies, their stockholders and others are amending and restating their respective acquisition agreements; and (b) Parent and Old ACG are entering into a merger agreement pursuant to which Old ACG will become a wholly-owned subsidiary of Parent substantially contemporaneously with the consummation of the IPO; and

         WHEREAS, it is contemplated that prior to the consummation of the IPO, Old ACG will effect an approximately one-for-two reverse stock split, the exact magnitude of which will be dependent upon the ultimate post IPO valuation of Parent by the managing underwriters in the IPO and the anticipated IPO Price; and

         WHEREAS, the IPO, the acquisitions of the Founding Companies and Old ACG are described in the Registration Statement on Form S-1 of Parent (draft of October 2, 1997), a copy of which is attached to this Agreement as Annex I ("Draft Registration Statement"); and

         WHEREAS, the Company, the New Stockholders and the Beneficial Owners are parties to the Acquisition Agreements, pursuant to which the New Stockholders were granted certain rights to become Stockholders and to acquire certain shares of Parent Stock in connection with the acquisition of Company by Parent; and

         WHEREAS, Parent, the Company, the Stockholders and the Beneficial Owners desire enter into this Agreement; and

         WHEREAS, Parent desires to acquire all the Shares directly from Stockholders for the consideration set forth in Section 3 of this Agreement, and Stockholders have agreed to sell the Shares to Parent (and the New Stockholders have agreed that the consideration set forth in
    Section 3 will satisfy in full any rights they may have to acquire any securities of the Company or Parent pursuant to the Acquisition Agreements or otherwise) on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto hereby agree as follows:

1.  DEFINITIONS

         Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule, or annex attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement.

    "Acquisition Agreements" means, collectively, (i) the Asset Purchase Agreement dated September 3, 1997 among RAFT, L.L.C., PAM Oil, Inc., Scott
    D. Scofield, William Pederson and Firstel, Inc. and (ii) the Asset Purchase Agreement dated September 3, 1997 among Tele-Tech, Inc., Jerry Noonan, and Firstel, Inc., each as amended from time to time with the prior written consent of Parent.

    "Affiliates" has the meaning set forth in Section 6.8.

    "Agreement" has the meaning set forth in the first paragraph of this Agreement.

    "Annex" means each Annex attached hereto that represents a document relevant to the transactions contemplated in this Agreement.

    "A/R Aging Reports" has the meaning set forth in Section 6.11.

    "Balance Sheet Date" has the meaning set forth in Section 6.9.

    "Beneficial Owners" means Scott D. Scofield, William Pederson, and Jerry R. Noonan.

    "Charter Documents" means the Certificate of Incorporation, Articles of Incorporation or other instrument pursuant to which any corporation, partnership or other business entity that is a signatory to this Agreement was formed or organized in accordance with applicable law.

    "Closing" has the meaning set forth in Section 5.

    "Closing Date" has the meaning set forth in Section 5.

    "Code" has the meaning set forth in the fifth recital of this Agreement.

    "Company" has the meaning set forth in the first paragraph of this Agreement.

    "Company Financial Statements" has the meaning set forth in Section 6.9.

    "Company Notes" has the meaning set forth in Section 3.

    "Company Stock" has the meaning set forth in the first paragraph of this Agreement.

    "Controlled Group" has the meaning set forth in Section 6.20.

    "Demand Registration" has the meaning set forth in Section 19.2.

    "Draft Registration Statement" has the meaning set forth in the eighth recital of this Agreement.

    "Environmental Laws" has the meaning set forth in Section 6.13.

    "ERISA" has the meaning set forth in Section 6.19.

    "Founding Companies" has the meaning set forth in the first recital of this Agreement.

    "Founding Stockholders" has the meaning set forth in Section 18.2.

    "Hazardous Wastes" and "Hazardous Substances" have the meanings set forth in Section 6.13.

    "Hart-Scott Act" has the meaning set forth in Section 9.8.

    "IPO" has the meaning set forth in the fourth recital of this Agreement.

    "IPO Price" has the meaning set forth in the fourth recital of this Agreement.

    "IRS" or "Internal Revenue Service" means the Internal Revenue Service of the Department of the Treasury.

    "June Balance Sheet" has the meaning set forth in Section 6.9.

    "Leases" means all real and personal property leased by Company and used, useful or held for use in connection with Company's business.

    "Liens" has the meaning set forth in Section 6.3.

    "Material Adverse Effect" has the meaning set forth in Section 6.1.

    "Material Documents" has the meaning set forth in Section 6.23.

    "New Stockholders" means Tele-Tech, Inc., a South Dakota corporation, and RAFT, L.L.C., a limited liability company.

    "Note Stock" means the shares of Parent Stock issuable upon conversion of the Notes.

    "Notes" means the Parent's 10% Convertible Subordinated Notes due [Closing Date], 1999 in the aggregate original principal amount of $2 million and substantially in the form of Annex III.

    "Old ACG" has the meaning set forth in the first recital of this Agreement.

    "Old ACG Financial Statements" has the meaning set forth in Section 8.6.

    "Other Stockholders" means the persons and entities, other than Stockholders, that receive shares of Parent Stock, securities convertible into shares of Parent Stock and/or cash upon the acquisition by Parent of assets or businesses in which such persons and entities owned an interest on or prior to the closing date of the IPO.

    "Parent" has the meaning set forth in the first paragraph of this Agreement.

    "Parent Charter Documents" has the meaning set forth in Section 8.1.

    "Parent Documents" has the meaning set forth in Section 8.9.

    "Parent Group" has the meaning set forth in Section 9.1.

    "Parent Stock" has the meaning set forth in the fourth recital of this Agreement.

    "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a joint stock company, a trust or other unincorporated organization.

    "Prohibited Activities" has the meaning set forth in Paragraph 6.28.

    "Qualified Plans" has the meaning set forth in Section 6.20.

    "Registerable Securities" means (i) the shares of Parent Stock acquired by Stockholders constituting part of the Stock Component, (ii) the shares of Warrant Stock acquired by the holders of Warrants upon the exercise thereof, and (iii) the shares of Notes Stock acquired by the holders of Notes upon the conversion thereof.

    "Restricted Securities" has the meaning set forth in introductory paragraph to Section 18.

    "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

    "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties, covenants and agreements.

    "SEC" means the United States Securities and Exchange Commission.

    "Section 351 Exchange Plan" means the Section 351 Exchange Plan in the form of Annex II.

    "Stock Component" has the meaning set forth in Section 3.

    "Stock Portion of Fee" is defined in Section 20.5.

    "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

    "Subsidiaries" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

    "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes or assessments, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

    "Territory" has the meaning set forth in Section 14.1(i).

    "Transfer Taxes" has the meaning set forth in Section 20.7.

    "Warrants" means the 50,000 non-transferable Series G Warrants, substantially in the form of Annex IV, to purchase a like number of shares of Parent Stock on the terms set forth therein at an initial exercise price equal to the IPO Price.

    "Warrant Stock" means the shares of Parent Stock issuable upon exercise of the Warrants.

    "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.  THE ACQUISITIONS

    In September 1997, the Company entered into the Acquisition Agreements with the New Stockholders and the Beneficial Owners and effected the acquisitions contemplated thereby. Pursuant to the Acquisition Agreements, the New Stockholders have certain rights to acquire Company Stock immediately prior to the acquisition of the Company by Parent, and thereby to receive shares of Parent Stock pursuant to the acquisition of the Company by Parent. The Company, the Stockholders, the New Stockholders and the Beneficial Owners agree that any and all rights any of the New Stockholders or the Beneficial Owners have to receive or acquire shares of Company Stock or Parent Stock, pursuant to the Acquisition Agreements or otherwise, will be fully and completely satisfied and extinguished by the delivery to the New Stockholders of the consideration specified in Section 3.

3.  CONSIDERATION FOR SHARES.

    Pursuant to the terms of this Agreement, at the Closing, (a) Stockholders will transfer, convey, assign and deliver to Parent the Shares, together with stock powers duly endorsed by Stockholders so that the Shares may be duly registered in Parent's name, (b) certain Stockholders will transfer, convey, assign and deliver to Parent notes receivable from Company outstanding at June 30, 1997, in the aggregate principal amount of $1,040,000, together with all unpaid interest thereon ("Company Notes"), (c) and Parent will acquire the Shares from Stockholders (and satisfy and extinguish the rights of the New Stockholders described in Section 2) for an aggregate consideration of: (w) $5 million in immediately available funds, (x) $2 million principal amount of Notes, (y) 50,000 Series G Warrants and (z) such number of shares of Parent Stock (rounded to the nearest whole share) as shall be determined by dividing $11,097,000 by the IPO Price ("Stock Component"). The number of Shares and principal amount of Company Notes to be exchanged by each Stockholder (other than the New Stockholders) and the amount of cash and the other consideration deliverable to each

Stockholder (subject to the reductions set forth in Section 20.5) are set forth below opposite the name of such Stockholder:

--------------------------------------------------------------------------------------------------------------------
                                             PRINCIPAL
                                             AMOUNT OF                   PRINCIPAL    NUMBER OF       NUMBER OF
                                NUMBER OF     COMPANY      AMOUNT OF     AMOUNT OF    SERIES G        SHARES OF
NAME OF STOCKHOLDER              SHARES        NOTES         CASH          NOTES      WARRANTS    PARENT'S STOCK (1)
--------------------------------------------------------------------------------------------------------------------
Fred L. Thurman                   287.5         $250,000    $1,437,500     $575,000      14,375         25.0263%
---------------------------------------------------------------------------------------------------------------------
James E. Perry                    287.5         $250,000    $1,437,500     $575,000      14,375         25.0263%
--------------------------------------------------------------------------------------------------------------------
W. Bradley Van Leur               125           $ 40,000    $  625,000     $250,000       6,250         10.0554%
--------------------------------------------------------------------------------------------------------------------
Wallace Jansma                    150           $250,000    $  750,000     $300,000       7,500         14.4941%
--------------------------------------------------------------------------------------------------------------------
Mark VanderBerge                  150           $250,000    $  750,000     $300,000       7,500         14.4941%
--------------------------------------------------------------------------------------------------------------------
Tele-Tech, Inc.                    45.35            None          None         None        None          6.9016%
--------------------------------------------------------------------------------------------------------------------
RAFT, L.L.C.                       26.3             None          None         None        None          4.0022%
--------------------------------------------------------------------------------------------------------------------
TOTAL                            1,071.65     $1,040,000    $5,000,000   $2,000,000      50,000        100%
--------------------------------------------------------------------------------------------------------------------

--------------
(1) Expressed as a percentage of the Stock Component.

4.  351 EXCHANGE PLAN

    By executing this Agreement, each Stockholder is deemed to have approved and adopted the Section 351 Exchange Plan to the same extent as if he had subscribed his signature thereon.

5.  CLOSING

    The Closing of the transactions contemplated by this Agreement ("Closing") shall take place on the date of the closing of the sale of shares of the Parent Stock in the IPO, or such other date as the parties hereto may mutually agree upon (the "Closing Date"), at such place in New York City as the parties may mutually agree.

6. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF COMPANY AND STOCKHOLDERS

    Company and each Stockholder that is not a New Stockholder, severally and not jointly, represent, warrant, covenant and agree (i) that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 9.7, shall be true at the Closing Date, (ii) that all of the covenants and agreements in this Section 6 shall be materially complied with or performed at and as of the Closing Date. None of the representations, warranties, covenants and agreements set forth in this Section 6 shall survive the Closing Date. For purposes of this Section 6, the term "Company" shall mean and refer to Company and all of its Subsidiaries, if any.

    6.1 Due Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of Company taken as a whole (as used herein with respect to Company, or with respect to any other Person, a "Material Adverse Effect"). Schedule 6.1 sets forth the jurisdiction in which Company is incorporated and contains a list of all such jurisdictions in which Company is authorized or qualified to do business. True, complete and correct copies of the Charter Documents and Bylaws, each as amended, of Company are all attached hereto as Schedule 6.1. The stock records of Company, as heretofore made available to Parent, are correct and complete in all material respects. To the knowledge of Company and Stockholders, there are no minutes in the possession of Company or Stockholders which have not been made available to Parent, and all of such minutes are correct and complete in all material respects.

    6.2 Authorization. Company has all requisite corporate power and authority to conduct its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Company of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Company. This Agreement has been duly executed and delivered by Company, and approved by all the stockholders of Company, and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms.

    6.3 Capital Stock of the Company. The authorized capital stock of Company consists of 1,000,000 shares of Company Stock. As of the date of this agreement only 1,000 shares of the capital stock of Company are issued and outstanding, and they are owned of record by Stockholders who are not New Stockholders in the amounts set forth in Section 3. On the Closing Date, immediately prior to the purchase of Company Stock by Parent, only 1,071.65 shares of the capital stock of the Company shall be issued and standing, and the same shall be owned in the amounts set forth in Section 3 by the persons set forth in Section 3. Except as set forth on Schedule 6.3, all such shares referenced in the prior two sentences are owned free and clear of all mortgages, liens, security interests, pledges, voting trusts, restrictions, encumbrances and claims of every kind (collectively, the "Liens"). All of the issued and outstanding shares of the capital stock of Company (i) have been duly authorized and validly issued and (ii) are fully paid and nonassessable. Further, none of such shares was issued in violation of the preemptive rights of any past or present stockholder.

    6.4 Transactions in Capital Stock. Except as set forth on Schedule 6.4, Company has not acquired any Company Stock since January 1, 1992. Except as set forth on Schedule 6.4 or described in the Acquisition Agreements, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates Company to issue or sell any of its authorized but unissued capital stock; (ii) Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of Company nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the transactions contemplated by this Agreement. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of Company Stock.

    6.5 No Bonus Shares. Except as set forth on Schedule 6.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

    6.6 Subsidiaries. Except as set forth in Schedule 6.6, (i) Company has no Subsidiaries, (ii) Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person, and (iii) Company is not directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

    6.7 Predecessor Status; etc. Set forth in Schedule 6.7 is a listing of all names of all predecessor companies of Company, including the names of any entities acquired by Company (by stock purchase, merger or otherwise) or owned by Company or from whom the Company previously acquired material assets in excess of $25,000, in any case, since January 1, 1992. Except as disclosed on
Schedule 6.7, Company has not been, within such period of time, a Subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

    6.8 Spinoff by Company. Except as set forth on Schedule 6.8, there has not been any sale, spin-off or split-up of material assets in excess of $25,000 of either Company or any other Person, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Company ("Affiliates") since January 1, 1992.

    6.9 Financial Statements. The Draft Registration Statement contains the following financial statements of the Company and the related notes thereto (the "Company Financial Statements"): the Company's audited Balance Sheets as of December 31, 1996 and 1995, its unaudited Balance Sheet as of June 30, 1997 ("June Balance Sheet"), its audited Statements of Operations, Stockholders' Deficit and Cash Flows for the years ended December 31, 1996 and 1995, its unaudited Statements of Operations, Stockholders' Deficit and Cash Flows for the year ended December 31, 1994 and its unaudited Statements of Operations, Stockholders' Earnings and Cash Flows for the six months ended June 30, 1997 and 1996 (June 30, 1997 being hereinafter referred to as the " Balance Sheet Date"). The audited and unaudited Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). The Balance Sheets included in the Draft Registration Statement present fairly the financial position of Company as of the dates indicated thereon, and the Statements of Operations, Stockholders' Deficit and Cash Flows included in the Draft Registration Statement present fairly the results of operations for the periods indicated thereon in accordance with generally accepted accounting principles. The Company Financial Statements at and for the years ended December 31, 1996 and 1995 have been examined by Charles Bailly & Company P.L.L.P., independent public accountants.

    6.10 Liabilities and Obligations. Company had no material liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, as of the Balance Sheet Date that are not reflected on the June Balance Sheet or otherwise reflected in the Company Financial Statements at the Balance Sheet Date, including all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements. Except as set forth on Schedule 6.10 or set forth in the Acquisition Agreements, since the Balance Sheet Date Company has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. Company has also disclosed to Parent on Schedule 6.10, in the case of those contingent liabilities related to pending or threatened litigation or other liabilities which are not fixed or otherwise accrued or reserved, the following information:

         (i) a summary description of the liability together with the following:

               (x)  copies of all relevant documentation relating thereto;

               (y)  amounts claimed and any other action or relief sought; and

               (z) name of claimant and all other parties to the claim, suit or proceeding;

         (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

         (iii) the date such claim, suit or proceeding was instituted;

    6.11 Accounts and Notes Receivable. Company has delivered to Parent an accurate list (which is set forth on Schedule 6.11) of the accounts and notes receivable of Company, as of the Balance Sheet Date, and including receivables from and advances to employees and Stockholders. Company shall also provide Parent (x) an accurate list of all receivables generated subsequent to the Balance Sheet Date and (y) an aging of all accounts and notes receivable showing amounts due in

30 day aging categories, and such list and such aging report (the "A/R Aging Reports") shall be current as of July 31, 1997. Except to the extent reflected on Schedule 6.11 or as disclosed by Company to Parent in a writing accompanying the A/R Aging Reports, such accounts, notes and other receivables are collectible in the amounts shown on Schedule 6.11, and shall be collectible in the amounts shown on the A/R Aging Reports, net of reserves reflected in the June Balance Sheet and as of the date of the A/R Aging Reports, respectively.

    6.12 Permits and Intangibles. Company holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business, and Company has delivered to Parent an accurate list and summary description (which is set forth on Schedule 6.12) of all such licenses, franchises, permits and other governmental authorizations, including titles, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by Company (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 6.13). To the knowledge of Company, the licenses, franchises, permits and other governmental authorizations listed on Schedules 6.12 and 6.13 are valid in all material respects, and Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules
6.12 and 6.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on Company. Except as specifically provided in Schedule 6.12, the transactions contemplated by this Agreement will not result in a material default under or a material breach or violation of, or materially adversely affect the rights and benefits afforded to Company by, any such license, franchise, permit or government authorization, including those listed on Schedule 6.13.

    6.13 Environmental Matters. Except as set forth on Schedule 6.13, (i) Company has substantially complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental Law) including petroleum and petroleum products; (ii) Company has obtained and substantially adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on Schedule 6.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by Company where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by Company except as permitted by Environmental Laws; (iv) to the knowledge of Company, no on-site or off-site location to which Company has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any material claim against Company or Parent for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) Company has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

    6.14 Personal Property. Company has delivered to Parent an accurate list (which is set forth on Schedule 6.14) of (i) all personal property included (or that will be included) in "property and equipment" on the June Balance Sheet of Company, (ii) all other personal property owned by Company with a value in excess of $10,000 (x) as of the Balance Sheet Date and (y) acquired since the Balance Sheet Date and (iii) true and complete copies of all written Leases in respect of personal property, including, in the case of each of (i), (ii) and
(iii), an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of Company. Except as set forth on Schedule 6.14, (a) all personal property used by Company in its business is either owned by Company or leased by Company pursuant to a Lease included on Schedule 6.14, (b) all of the personal property listed on
Schedule 6.14 is in good working order and condition, ordinary wear and tear excepted and (c) all Leases included on Schedule 6.14 are in full force and effect in all material respects and to the knowledge of Company constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

    6.15 Significant Customers; Material Contracts and Commitments. Company has delivered to Parent an accurate list (which is set forth on Schedule 6.15) of all significant customers, or persons or entities that are sources of a significant number of customers, it being understood and agreed that a "significant customer," for purposes of this Section 6.15, means a customer (or person or entity) (i) representing 2% or more of Company's annual revenues as of the Balance Sheet Date or (ii) reasonably expected to represent 2% or more of Company's revenues during the twelve-month period ending June 30, 1998. Except to the extent set forth on Schedule 6.15, none of Company's significant customers (or persons or entities that are sources of a significant number of customers) has given written notice of an intention to cancel a contract or substantially reduce utilization of the services provided by Company.

    Company has listed on Schedule 6.15 all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 6.10, 6.14 or 6.16, (x) in existence as of the Balance Sheet Date and (y) entered into since the Balance Street Date, and in each case has delivered true, complete and correct copies of such agreements to Parent. Company has complied with all material commitments and obligations pertaining to it, and is not in material default under any contract or agreement listed on Schedule 6.15 and no notice of default under any such contract or agreement has been received. Company has also indicated on Schedule
6.15 a summary description of all plans or projects involving the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $20,000 by Company.

    6.16 Real Property. Schedule 6.16 includes a list of all real property owned or leased by Company (i) as of the Balance Sheet Date and (ii) acquired or leased since the Balance Sheet Date, and all other real property, if any, used by Company in the conduct of its business. Company has good and insurable title to the real property owned by it, including those reflected on Schedule 6.16, subject to no Lien except for:

         (w) Liens reflected on Schedules 6.10 or 6.15 as securing specified liabilities (with respect to which no material default exists);

         (x) Liens for current taxes not yet payable and assessments not in default;

         (y) easements for utilities serving the property only; and

         (z) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect in any material respect the current use of the property.

Schedule 6.16 contains, without limitation, (1) true, complete and correct copies of all title reports and title insurance policies currently in possession of Company with respect to real property owned by Company, (2) true, complete and correct copies of all Leases and agreements in respect of such real property leased by Company and (3) an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or business or personal Affiliates of Company or Stockholders.

Except as set forth on Schedule 6.16, all of such Leases included on Schedule
6.16 are in full force and effect in all material respects and to the knowledge of Company constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

    6.17 Insurance. Company has delivered to Parent, as set forth on and attached to Schedule 6.17, (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by Company, (ii) an accurate list of all insurance loss runs on workers compensation claims received for the past three policy years or (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws or that management of Company otherwise believes is prudent and appropriate to insure against the risks inherent in Company's business in accordance with industry practice. All of such insurance policies are currently in full force and effect in all material respects and shall remain in full force and effect in all material respect through the Closing Date. No insurance carried by Company has been canceled by the insurer and the Company has never been denied coverage.

    6.18 Compensation; Organized Labor Matters. Company has delivered to Parent an accurate list (which is set forth on Schedule 6.18) showing all officers, directors and other key employees of Company and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date of this Agreement. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

    Except as set forth on Schedule 6.18, (w) Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (x) no employees of Company are represented by any labor union or covered by any collective bargaining agreement, (y) to the knowledge of Company, no campaign to establish such representation is in progress and (z) there is no pending or, to the best of Company's knowledge, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruption over the past three years.

    6.19 Employee Plans. Company has delivered to Parent an accurate list (which is set forth on Schedule 6.19) showing all employee benefit plans of Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 6.19, Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," and Company does not have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended "ERISA") or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 6.19, nor is the Company required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of Company's employees.

    Company is not now, nor as a result of its past activities can it reasonably be expected to become, liable to the Pension Benefit Guaranty Corporation (other than for premium payments) or to any multi employer employee pension benefit plan under the provisions of Title IV of ERISA.

    All employee benefit plans listed on Schedule 6.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable Federal, state and local statutes, ordinances and regulations.

    All accrued contribution obligations of Company or any Subsidiary with respect to any plan listed on Schedule 6.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of Company as of the Balance Sheet Date.

    6.20 Compliance with the Code and ERISA. All employee benefit plans listed on Schedule 6.19 that are intended to qualify under Section 401(a) of the Code (the "Qualified Plans") are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 6.19. Except as disclosed on Schedule 6.19, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or Returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 6.19. Neither Stockholders, any such plan listed in
Schedule 6.19, nor Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No employee benefit plan listed on Schedule 6.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of

ERISA; and Company has not incurred (i) any liability for excise tax or penalty payable to the Internal Revenue Service or (ii) any liability to the Pension Benefit Guaranty Corporation (other than for premium payments). In addition:

         (v) there have been no terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service;

         (w) no plan listed on Schedule 6.19 that is subject to the provisions of Title IV of ERISA has been terminated;

         (x) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to employee benefit plans listed in
    Schedule 6.19;

         (y) Company has not incurred liability under Section 4062 of ERISA;
    and

         (z) no circumstances exist pursuant to which Company could reasonably be expected to have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multi employer plan or the Pension Benefit Guaranty Corporation under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory Lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes Company ("Controlled Group").

The transactions contemplated by this Agreement together with any amounts paid or payable by Company or any member of the Controlled Group have not resulted in and will not result in payments to "disqualified individuals" (as defined in Section 280G(c) of the Code) of Company or any member of the Controlled Group which, individually or in the aggregate will constitute "excess parachute payments" (as defined in Section 280G(b) of the Code) resulting in the imposition of the excise tax under Section 4999 of the Code or the disallowance of deductions under Section 280G of the Code.

    6.21 Conformity with Law; Litigation. Except to the extent set forth on
Schedule 6.21 or 6.13, Company is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Company which would have a Material Adverse Effect; and except to the extent set forth on Schedule 6.10 or 6.13, there are no material claims, actions, suits or proceedings, commenced or, to the knowledge of Company, threatened, against or affecting Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Company and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by Company or any Stockholder. Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 6.12 and 6.13, and is not in violation of any of the foregoing which might have a Material Adverse Effect.

    6.22 Tax Matters.

         (i) Company is currently taxed under Subchapter S of the Code. Stockholders have filed all income Tax Returns that they were required to file with respect to Company, and Company has filed all Tax Returns that it was required to file. All such Tax Returns filed by Company were correct and complete in all material respects. All Taxes owed by Company (whether or not shown on any Tax Return) have been paid or reserved for on its books. Except as set forth on Schedule 6.22, Company is not currently the beneficiary of any extension of time within which to file any Tax Return. Since January 1, 1994, no claim with respect to Company has been made by an authority in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no Lien affecting any of Company's assets that arose in connection with any failure or alleged failure to pay any Tax.

         (ii) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

         (iii) Company does not expect any authority to assess any material amount of additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of Company either claimed or raised by any authority in writing or as to which Company has knowledge based upon direct inquiry by any agent of such authority. Schedule 6.22(iii) lists all Tax Returns relating to income Tax of Company for taxable periods ended on or after January 1, 1993, indicates those Returns of which Company is aware that have been audited and indicates those Returns that currently are the subject of audit. Company has delivered to Parent correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Company for any taxable period ended on or after January 1, 1993.

         (iv) Except as set forth on Schedule 6.22(iv), neither Stockholders nor Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (v) Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Company has not made any material payments, is not obligated to make any material payments and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be fully deductible under Section 280G of the Code.

         (vi) Company has not received a ruling from any taxing authority or entered into any agreement regarding Taxes with any taxing authority that would, individually or in the aggregate, apply to the Surviving Corporation after the Closing Date.

    6.23 No Violations. Company is not in violation of its Charter Documents. Neither Company nor, to the knowledge of the Company, any other party thereto, is in material default under any Lease, instrument, agreement, license, or permit set forth on Schedule 6.12, 6.13, 6.14, 6.15 or 6.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth in Schedule 6.23, (i) the rights and benefits of Company under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a material default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 6.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect in all material respects, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. Except as set forth on Schedule 6.23, to the knowledge of Company none of the Material Documents prohibits the use or publication by Company or Parent of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts Company from freely providing services to any other customer or potential customer of Company, Parent or any other Founding Company.

    6.24 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 6.24 or in the Acquisition Agreements, there has not been:

         (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Company taken as a whole;

         (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Company;

         (iii) any change in the authorized capital of Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

         (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Company;

         (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by Company to any of its officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

         (vi) any work interruptions, labor grievances or labor claims filed, or any other similar labor event or condition of any character, materially adversely affecting the business of Company;

         (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company to any person, including, without limitation, Stockholders and their Affiliates outside the ordinary course of business of Company;

         (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof, outside the ordinary course of business of Company;

         (ix) any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the assets, property or rights of Company or requiring consent of any party to the transfer or assignment of any such assets, property or rights;

         (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, right or asset outside of the ordinary course of Company's business;

         (xi) any waiver of any material rights or claims of Company;

         (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which Company is a party:

         (xiii) any transaction by Company outside the ordinary course of its business;

         (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

         (xv) any other distribution of property or assets by Company outside the ordinary course of Company's business.

    6.25 Deposit Accounts; Powers of Attorney. Company has delivered to Parent an accurate list (which is set forth on Schedule 6.25) as of the date of the Agreement setting forth:

         (i) the name of each financial institution in which Company has accounts or safe deposit boxes;

         (ii) the names in which the accounts or boxes are held;

         (iii) the type of account and account number; and

         (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 6.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from Company and a description of the terms of such power.

    6.26 Relations with Governments. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year for each year in which any Stockholder has been a stockholder of Company, Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect. If political contributions made by Company have exceeded $10,000 per year for each year in which any Stockholder has been a stockholder of Company, each contribution in the amount of $5,000 or more shall be described on
Schedule 6.26.

    6.27 Disclosure. This Agreement, including the Schedules and Annexes hereto, together with all other documents and information made available to Parent and its representatives in writing pursuant hereto, present fairly the business and operations of Company for the time periods with respect to which such information was requested. Company's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which Company is a party, or to which its properties are subject, or by any other fact or circumstance regarding Company (which fact or circumstance was, or should reasonably, after due inquiry, have been known to Company) that is not disclosed pursuant hereto or thereto.

    6.28 Prohibited Activities. Except as set forth on Schedule 6.28 or in the Acquisition Agreements, Company has not, between the Balance Sheet Date and the date of this Agreement, taken any of the actions set forth in Section 9.3 ("Prohibited Activities").

    6.29 Draft Registration Statement. The text of, and the financial statements and other financial information contained in, the Draft Registration Statement, insofar as they were provided by the Company expressly for inclusion therein but not otherwise, are true, accurate and complete in all material respects and do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

7. ADDITIONAL REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF STOCKHOLDERS

    Each Stockholder further, severally and not jointly, represents, warrants, covenants and agrees (i) that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 9.7, shall be true at the Closing Date and (ii) that all of the covenants and agreements in this Section 7 shall be materially complied with or performed at and as of the Closing Date. None of the representations and warranties in this
Section 7 shall survive the Closing Date.

    7.1 Authority. Each Stockholder has the full legal right, power and authority to enter into this Agreement. This Agreement has been executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder in accordance with its terms.

    7.2 Preemptive Rights. Each Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or Parent Stock that such Stockholder has or may have had, other than rights of any Stockholder to acquire Parent Stock pursuant to (i) this Agreement, (ii) upon conversion of the Notes, (iii) upon exercise of the Warrants, or (iv) any option granted by Parent.

    7.3 Tax Matters. The Stockholders have been advised by their counsel and are satisfied, as of the date hereof, that certain aspects of the transactions contemplated by this Agreement qualify for the deferral of gain pursuant to
Section 351 of the Code.

    7.4 No Plan of Distribution. No Stockholder has any intention or arrangement to sell or otherwise dispose of any Parent Stock to be received pursuant to this Agreement and the Section 351 Exchange Plan.

    7.5 No Retained Rights. No Stockholder will retain any right after the Closing in any Company Stock but, to the extent that such right may exist upon the consummation of the Closing, such right shall be deemed to have been released and extinguished.

8.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF PARENT

    Parent represents, warrants, covenants and agrees (i) that, except as disclosed in the Draft Registration Statement, all of the following representations and warranties in this Section 8 are true at the date of this Agreement and, subject to Section 9.7, shall be true at the Closing Date, (ii) that all of the covenants and agreements in this Section 8 shall be complied with or performed at and as of the Closing Date, and (iii) that none of the representations, warranties, covenants or agreements in this Section 8 shall survive the Closing Date.

    8.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Charter Documents and By-laws, each as amended, of Parent (the "Parent Charter Documents") are all attached hereto as Schedule 8.1.

    8.2 Authorization. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Parent. This Agreement has been duly executed and delivered by Parent and is a valid and binding obligation of Parent, enforceable against each of them in accordance with its terms.

    8.3 Capital stock. The authorized capital stock of Old ACG is as set forth in Schedule 8.3. All of the issued and outstanding shares of the capital stock of Old ACG (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are owned of record and beneficially by the persons set forth on Schedule 8.3 and
(iv) were offered, issued, sold and delivered by Old ACG in compliance with all applicable state and Federal laws concerning the offer, issuance, sale and delivery of securities. Further, none of such shares was issued in violation of the preemptive rights of any past or present stockholder of Old ACG. Subject to the consummation of the reverse stock split referred to in the eighth recital of this Agreement and the consummation of Parent's acquisition of Old ACG in the reverse triangular merger, the capitalization of Parent will be identical to the capitalization of Old ACG immediately prior to the consummation of the IPO.

    8.4 Transactions in Capital Stock, Organization Accounting. Except as set forth on Schedule 8.4 or contemplated to be issued in connection with the acquisitions of the Founding Companies, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates Parent to issue any of its authorized but unissued capital stock and (ii) Parent has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 8.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of capital stock of Parent.

    8.5 Subsidiaries. Neither Parent nor Old ACG has any subsidiaries except for the companies identified on Schedule 8.5. Except as set forth in the preceding sentence, neither Parent nor Old ACG presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person nor is Parent or Old ACG, directly or indirectly, a participant in any joint venture, partnership or other non-corporation entity.

    8.6 Financial Statements. The Draft Registration Statement contains the following financial statements of ACG, which reflect the results of its operations from inception in June 1996 (the "Old ACG Financial Statements"):
Old ACG's audited Balance Sheet as of December 31, 1996 and its unaudited Balance Sheet as of June 30, 1997, and audited Statements of Operations, Stockholder's Equity and Cash Flows and related notes thereto for the period from June 10, 1996 through December 31, 1996 and unaudited Statements of Operations, Stockholder's Equity and Cash Flows for the six months ended June 30, 1997. The audited Old ACG Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as noted thereon or on Schedule 8.6). The unaudited Old ACG Financial Statements were prepared in accordance with the books and records of Old ACG in accordance with generally accepted accounting principles consistently applied. Old ACG's Balance Sheets present fairly the financial position of Old ACG as of the dates indicated thereon, and Old ACG's Statements of Operations, Stockholder's Equity and Cash Flows included in the Old ACG Financial Statements present fairly the results of operations for the periods indicated thereon in accordance with generally accepted accounting principles. Old ACG's Financial Statements at and for the period ended December 31, 1996 have been examined by KPMG Peat Marwick LLP, independent public accountants.

    8.7 Liabilities and Obligations. Except as set forth on Schedule 8.7, neither Parent nor Old ACG has any material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement or the Draft Registration Statement and except for fees incurred in connection with the transactions contemplated hereby and thereby.

    8.8 Conformity with Law; Litigation. Except to the extent set forth on
Schedule 8.8 or in the Draft Registration Statement, neither Parent nor Old ACG is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 8.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of Parent or Old ACG, threatened, against or affecting Parent or Old ACG, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Parent and Old ACG have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which might have a Material Adverse Effect.

    8.9 No Violations. Neither Parent nor Old ACG is in violation of any Parent Charter Document. None of Parent, Old ACG, or, to the knowledge of Parent and Old ACG, any other party thereto, is in material default under any lease, instrument, agreement, license, or permit to which Parent or Old ACG is a party, or by which Parent or Old ACG, or any of their respective properties, are bound (collectively, the "Parent Documents"); and (i) the rights and benefits of Parent and Old ACG under the Parent Documents will not be materially adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a material default under, any of the terms or provisions of the Parent Documents or the Parent Charter Documents. Except as set forth on Schedule 8.9, none of the Parent Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

    8.10 Parent Securities. The shares of Parent Stock, Notes and Warrants deliverable to the Stockholders pursuant to this Agreement will have been duly authorized prior to the Closing, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable. Prior to the Closing, the shares of Parent Stock issuable upon conversion of the Notes and upon exercise of the Warrants will have been duly authorized and reserved for issuance and such shares, when issued upon conversion of such securities in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

    8.11 Business; Real Property; Material Agreement Old ACG was formed in June 1996 and Parent was formed in September 1997. Neither Parent nor Old ACG has conducted any material business since the date of its inception, except raising capital and in connection with this Agreement and similar agreements with other companies involved in the telephone business and associated activities and consummating the transactions referred to in the Draft Registration Statement. Except as disclosed on Schedule 8.11, neither Parent nor Old ACG owns or has at any time owned any real property or any material personal property or is a party to any other material agreement.

    8.12 Tax Matters.

         (i) Old ACG has filed all Tax Returns that it was required to file. All such Tax Returns filed by Old ACG were correct and complete in all material respects. All Taxes owed by Old ACG (whether or not shown on any Tax Return) have been paid. Old ACG is not currently the beneficiary of any extension of time within which to file any Tax Return. Since Old ACG's formation in June 1996, no claim with respect to Old ACG has been made by an authority in a jurisdiction where Old ACG does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no Lien affecting any of Parent's assets that arose in connection with any failure or alleged failure to pay any Tax.

         (ii) Old ACG has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

         (iii) Old ACG does not expect any authority to assess any material amount of additional Taxes against Old ACG for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of Old ACG either claimed or raised by any authority in writing or as to which Parent has knowledge based upon direct inquiry by any agent of such authority.

    8.13 Draft Registration Statement. The text of, and the financial statements and other financial information contained in, the Draft Registration Statement, insofar as they relate to Parent or Old ACG but not otherwise, are true, accurate and complete in all material respects and do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

9.  OTHER COVENANTS PRIOR TO CLOSING

    9.1 Access and Cooperation; Due Diligence; Audits.

         (i) Between the date of this Agreement and the Closing Date, Company will afford to the officers and authorized representatives of Parent, Old ACG, the Founding Companies, and Parent's prospective underwriters (collectively, the "Parent Group") access to all of Company's sites, properties, books and records and will furnish Parent with such additional financial and operating data and other information as to the business and properties of Company as Parent may from time to time reasonably request. Company will cooperate with Parent Group, its representatives, auditors and counsel in the preparation of and any documents or other material that may be required in connection with any documents or materials required by this Agreement. Parent will, and will cause the other members of the Parent Group, to treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 15.

         (ii) Between the date of this Agreement and the Closing, Parent will afford, or will cause to be afforded, to the officers and authorized representatives of Company and Stockholders access to all of Parent Group's sites, properties, books and records and will furnish Company and Stockholders with such additional financial and operating data and other information as to the business and properties of Parent Group as Company and Stockholders may from time to time reasonably request. Parent will cooperate with Company and Stockholders' representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. Company and Stockholders will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 15.

         (iii) Company agrees to permit an independent accounting firm selected by Parent to audit and render a report on the Company Financial Statements, provided that all the costs and expenses of such audits are paid by Parent.

    9.2 Conduct of Business Pending Closing. Unless otherwise approved in writing by Parent, between the date of this Agreement and the Closing Date, Company will:

         (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

         (ii) maintain its properties and facilities, including those held under lease, in as good working order and condition as at present, ordinary wear and tear excepted;

         (iii) perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

         (iv) keep in full force and effect in all material respects the present insurance policies or other comparable insurance coverage;

         (v) use its reasonable best efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with it;

         (vi) maintain material compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

         (vii) maintain present debt instruments and Leases and not enter into new or amended debt instruments or Leases; and

         (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

    9.3 Prohibited Activities. Between the date of this Agreement and the Closing Date, Company will not, without prior written consent of Parent:

         (i) make any change in its Charter Documents or By-laws;

         (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 6.4;

         (iii) declare or pay any dividend, or make any distribution in respect of Company Stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of Company Stock;

         (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $20,000;

         (v) create, assume or permit to exist any Lien upon any asset or property whether now owned or hereafter acquired, except (x) with respect to purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $20,000 as necessary or desirable for the conduct of its businesses, (y) (1) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained) or (2) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business, or (3) Liens set forth on Schedule 6.10 or 6.15;

         (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

         (vii) negotiate for the acquisition of any business or the start-up of any new business;

         (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

         (ix) waive any material right or claim; provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 6.11 unless specifically listed thereon;

         (x) commit a material breach or amend or terminate any material agreement, permit, license or other right; or

         (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder;

provided, however, that the Company may distribute to the Stockholders, prior to the Closing, funds necessary to pay the income tax liability accruing to them on account of Company revenue (the

"Interim Revenues") realized during the Interim Period (meaning the period commencing on the Balance Sheet Date and ending on the Closing Date). Notwithstanding the foregoing proviso, such dividend may not exceed 35% of the Interim Revenues. If a subsequent audit reveals that the amount of Interim Revenues actually realized do not correspond to the amount estimated for purposes of calculating Stockholder income tax liability, then the difference shall be either paid by the Company to the Stockholders or refunded by the Stockholders to the Company, as the case may be. This obligation to make a corrective payment or refund shall survive the Closing until six months after the Company files its 1997 tax returns.

    9.4 Exclusivity. Neither any Stockholder, nor Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with, the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

         (i) solicit or initiate the submission of proposals or offers from any person for,

         (ii) participate in any discussions pertaining to, or

         (iii) furnish any information to any person other than Parent or its authorized agents relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, Company or merger, consolidation or business combination of Company.

    9.5 Agreements. Stockholders and Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee who is listed on
Schedule 6.18 and (ii) any existing agreement between Company and any Stockholder, on or prior to the Closing Date. Copies of such termination agreements are listed on Schedule 9.5 and attached thereto.

    9.6 Notification of Certain Matters. Stockholders and Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty of Company or Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of any Stockholder or Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder as of such date. Parent shall give prompt notice to Company of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty of Parent contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder as of such date. The delivery of any notice pursuant to this Section 9.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 9.7, (ii) modify the conditions set forth in Sections 10 and 11, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    9.7 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by Company or Parent that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless Parent or Company, as the case may be, consents to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 10.1 and 11.1 have been fulfilled, the Schedules shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 9.7. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of Section 13.1. Neither the entry by Parent into any other agreement, such as this Agreement, after the date hereof for the acquisition of one or more companies involved in or assets associated with the telephone business and related activities nor the performance by Parent of its obligations thereunder shall be deemed to require the amendment to or a supplementation of any Schedule hereto.

    9.8 Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott Act"). All parties to this Agreement hereby recognize that compliance with the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that compliance with the Hart-Scott Act is required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by and Company shall be deemed a condition precedent in addition to the conditions precedent set forth in
Section 11 of this Agreement, and such compliance by Parent shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 10 of this Agreement, (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made, and (iv) Parent shall be responsible for all filing fees under the Hart-Scott Act.

    9.9 Further Assurance. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated by this Agreement.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

    The obligations of Stockholders with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. Upon Closing, all conditions not satisfied shall be deemed to have been waived.

    10.1 Representations and Warranties Performance of Obligations. All representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by Parent on or before the Closing Date shall have been duly complied with or performed in all material respects; and a certificate to the foregoing effect dated the Closing Date, and signed by the President or any Vice President of Parent shall have been delivered to Company.

    10.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Stockholders and their counsel.

    10.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of Company as a result of which the management of Company deems it inadvisable to proceed with the transactions hereunder.

    10.4 Opinion of Counsel. Company shall have received an opinion from counsel for Parent, dated the Closing Date, in the form and substance reasonably acceptable to Company and Stockholders, relating to, insofar as Parent is concerned, (i) the authorization, execution, delivery, performance and enforceability of this Agreement, (ii) the consummation of the transactions contemplated herein and (iii) such other legal matters as Company may reasonably request.

    10.5 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

    10.6 Good Standing Certificates. Parent shall have delivered to Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and, unless waived by Company, in each state in which Parent is authorized to do business, showing that each of Parent is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Parent, respectively, for all periods prior to the Closing Date have been filed and paid to the extent required.

    10.7 No Material Adverse Change. No event or circumstance shall have occurred with respect to Parent or Old ACG that would constitute a Material Adverse Effect.

    10.8 Secretary's Certificates. Company shall have received a certificate or certificates, dated the Closing Date and signed by the Secretary of Parent, certifying the completeness and accuracy of the attached copies of Parent's Charter Documents (including amendments thereto), ByLaws (including amendments thereto), and resolutions of the board of directors and, if required, the stockholders of Parent approving Parent's entering into this Agreement and the consummation of the transactions contemplated hereby.

    10.9 Employment Agreements. Each of Fred L. Thurman and W. Bradley Van Leur shall have been afforded an opportunity to enter an employment agreement substantially in the forms of Annex V and Annex VI, respectively.

    10.10 Closing of IPO. The sale by Parent of shares of Parent Stock in the IPO shall have closed prior to or substantially contemporaneously with the consummation of the transactions contemplated herein.

    10.11 Parent Stock Options. Parent's Board of Directors shall have awarded ten-year options to purchase an aggregate of 250,000 shares of Parent Stock at the IPO Price to the officers and employees of Company listed on Schedule 10.11, such options to be issued pursuant to Parent's 1997 Stock Award Plan and to become vested and fully exercisable in equal increments on the first, second, third, fourth, and fifth anniversaries of the Closing Date, provided such person remains affiliated with Company on each such anniversary dates. These options are additional to the options referred to in Annex V and VI hereof.

    10.12 Release from Guarantees. The Stockholders shall have been fully released from the guarantees of Company indebtedness and the pledges of assets to secure such indebtedness that are listed on Schedule 10.12.

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

    The obligations of Parent with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. Upon Closing, all conditions not satisfied shall be deemed to have been waived.

    11.1 Representations and Warranties; Performance of Obligations. All the representations and warranties of Stockholders and Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by Stockholders and Company on or before the Closing Date shall have been duly performed or complied with in all material respects; and Stockholders and Company each shall have delivered to Parent a certificate dated the Closing Date and signed by them to such effect.

    11.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of Parent as a result of which the management of Parent deems it inadvisable to proceed with the transactions hereunder.

    11.3 Secretary's Certificate. Parent shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company, certifying the completeness and accuracy of the attached copies of Company's Charter Documents (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and Stockholders approving Company's entering into this Agreement and the consummation of the transactions contemplated hereby.

    11.4 No Material Adverse Effect. No event or circumstance shall have occurred with respect to Company which would constitute a Material Adverse Effect, and Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of Company to conduct its business.

    11.5 Stockholders' Release. Stockholders shall have delivered to Parent an instrument dated the Closing Date releasing Company and Parent from (i) any and all claims of Stockholders against Company and Parent and (ii) obligations of Company and Parent to Stockholders, except for (x) items specifically identified on Schedules 6.10 and 6.15 as being claims of or obligations to Stockholders, (y) obligations arising under this Agreement or the transactions contemplated hereby, (z) claims for indemnification against the Company in the Stockholder's capacity as officers or directors of the Company.

    11.6 Satisfaction. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been reasonably satisfactory to Parent and its counsel.

    11.7 Termination of Related Party Agreements. Except as set forth on
Schedule 11.7, all existing agreements between Company and Stockholders shall have been canceled effective prior to or as of the Closing Date.

    11.8 Opinion of Counsel. Parent shall have received an opinion from counsel to Company and Stockholders, dated the Closing Date, in the form and substance reasonably acceptable to the Parent, relating to, insofar as Company and Stockholders are concerned, (i) the authorization, execution, delivery, performance and enforceability of the Agreement, (ii) the consummation of the transactions contemplated herein and (c) such other matters as Parent shall reasonably request.

    11.9 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; and all consents and approvals of third parties listed on Schedule 6.23 shall have been obtained.

    11.10 Good Standing Certificates. The Company shall have delivered to Parent a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in Company's state of incorporation and, unless waived by Parent, in each state in which Company is authorized to do business, showing Company is in good standing and authorized to do business and that all state franchise and/or income Tax returns and Taxes for Company for all periods prior to the Closing have been filed and paid.

    11.11 FIRPTA Certificate Each Stockholder shall have delivered to Parent a certificate to the effect that he or she is not a foreign person under Section 1.1445-2(b) of the Treasury regulations.

    11.12 Closing of IPO. The sale by Parent of shares of Parent Stock in the IPO shall have closed prior to or substantially contemporaneously with the consummation of the transactions contemplated herein.

    11.13 Noncompetition Covenants of Key Employees. Each of the Persons designated on Schedule 6.18 as a key employee shall have executed and delivered to Parent a noncompetition agreement that contains all the substantive provisions of Section 14.

    11.14 Employment Agreement. Each of Fred L. Thurman and W. Bradley Van Leur shall have executed an employment agreement with Company substantially in the form of Annex V and Annex VI respectively.

    11.15 Settlement Agreement. Stockholders shall have paid all amounts due and payable to Richard S. Law, a former executive officer of Company, in complete settlement of all outstanding claims of Mr. Law under the Settlement Agreement dated as of February 6, 1996.

    11.16 Release of Take or Pay Obligations. Company shall have been released from its accrued take or pay obligations under its contract with Total Network Services, a division of Cable & Wireless, Inc., dated July 18, 1996, through September 30, 1997, and its continuing take or pay obligation shall be reduced to a rate of $25,000 per month through the expiration of such contract.

12. ADDITIONAL COVENANTS OF PARENT AND STOCKHOLDERS AFTER CLOSING

    12.1 Preparation and Filing of Tax Returns.

         (i) Stockholders shall file or cause to be filed all separate Federal income Tax Returns (and any state and local Tax Returns filed on the basis similar to that of S corporations under Federal income Tax rules) of Company for all taxable periods that end on or before the Closing Date. Each Stockholder shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due.

         (ii) Parent shall file or cause to be filed all separate Returns of, or that include, Company for all taxable periods ending after the Closing Date.

         (iii) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

    12.2 Preservation of Employee Benefit Plans. Following the Closing Date, Parent shall not terminate any health insurance, life insurance or 401(k) plan in effect at Company until such time as Parent is able to replace such plan with a plan that is applicable to Parent and all of its then existing Subsidiaries; provided that Parent shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans; provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions. Notwithstanding the prior sentence, Parent agrees not to terminate or materially modify, for a period of eighteen months from the Closing Date, the cafeteria benefit plan in effect as of the date first set forth above.

    12.3 Rule 144 Filing. Parent, from and after the IPO, shall use commercially reasonable efforts to assure that Rule 144 under the Securities Act will be available for sales of shares by Stockholders after the first anniversary of the Closing Date.

13. TERMINATION OF AGREEMENT

    13.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

         (i) by mutual consent of the boards of directors of Parent and Company;

         (ii) by the Stockholders, on the one hand, or by Parent (acting through its board of directors), on the other hand, if a Registration Statement on Form S-1 relating to the IPO has not been filed with the SEC prior to October 16, 1997;

         (iii) by the Stockholders, on the one hand, or by Parent (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by January 31, 1998 unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

         (iv) by Stockholders, on the one hand, or by Parent, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the material covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

         (v) by Stockholders, on the one hand, or by Parent, on the other hand, if either such party or parties declines to consent to an amendment or supplement to a Schedule proposed by the other party or parties pursuant to
    Section 9.7 because such proposed amendment constitutes or reflects an event or occurrence that would have a Material Adverse Effect.

    13.2 Liabilities in Event of Termination. Except as provided in Section 9.7, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

14. NONCOMPETITION

    14.1 Prohibited Activities. Each Stockholder will not, for a period of three years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other
Person:

         (i) engage, as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the sale or marketing of yellow page publishing, telecommunication services, interconnect services and natural gas or electrical goods and services within the states of Arkansas, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Wyoming and Texas (the "Territory");

         (ii) call upon any person within the Territory who is an employee of Parent (including the Subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of

    Parent (including the Subsidiaries thereof); provided that each Stockholder shall be permitted to call upon and hire any member of his immediate family;

         (iii) call upon any Person which is or which has been, within one year prior to the Closing Date, a customer of Parent (including the Subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with Parent within the Territory;

         (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor of Parent in the long-distance or local telephone business, which candidate, to the knowledge of such Stockholder after due inquiry, was called upon by Parent (including the Subsidiaries thereof) or for which, to the knowledge of such Stockholder after due inquiry, Parent (or any Subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

         (v) disclose existing or prospective customers of Company to any Person for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

    Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit any Stockholder from acquiring as an investment not more than one percent of the capital stock of a competing business whose stock is publicly traded.

    14.2 Damages. Because of the difficulty of measuring economic losses to Parent as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Parent for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenants may be enforced by Parent in the event of breach by such Stockholder, by injunction and restraining order.

    14.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 14 impose a reasonable restraint on the Stockholders in light of the activities and business of Parent (including the Subsidiaries thereof) on the date of the execution of this Agreement and the reasonably foreseeable plans of Parent.

    14.4 Severability, Reformation. The covenants in this Section 14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall thereupon be automatically reformed.

    14.5 Independent Covenant. All of the covenants in this Section 14 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Parent (including the Subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of such covenants. It is specifically agreed that the period of three years stated at the beginning of this Section 14, during which the agreements and covenants of each Stockholder made in this Section 14 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Section 14. The covenants contained in Section 14 shall not be affected by any breach of any other provision hereof by any party hereto and shall become nugatory if the transactions contemplated by this Agreement are not consummated.

    14.6 Materiality. Stockholders hereby agree that the covenants set forth in this Section 15 are a material and substantial part of the transactions contemplated by this Agreement.

15. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

    15.1 Stockholders. Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of Company and/or Parent and Old ACG, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of Company and/or Parent and Old ACG. Stockholders agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever, except (i) to authorized representatives of Parent; (ii) following the Closing, such information may be disclosed by Stockholders as is required in the course of performing their duties for Parent or the Company; and (iii) to counsel and other advisers; provided that such advisers (other than counsel) agree to the confidentiality provisions of this
Section 15.1, unless (x) such information becomes known to the public generally through no fault of Stockholders, (y) disclosure is required by law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause (y), Stockholders, if possible, shall give immediate prior written notice thereof to Parent and provide Parent with the opportunity to contest such disclosure, or (z) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 15.1, Parent shall be entitled to an injunction (without the posting of bond or proof of actual damages) restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Parent from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, (1) the abovementioned restrictions on each Stockholder's ability to disseminate confidential information with respect to Company shall become nugatory and (2) each Stockholder (including his representatives, advisors and legal counsel) shall within ten business days of the Parent's request, deliver all copies of the confidential information of Parent in his possession in any form whatsoever (including, but not limited to, any reports, memoranda, or other material prepared by such Stockholder or his representatives, advisors or legal counsel).

    15.2 Parent. Parent recognizes and acknowledges that it had in the past and currently have and in the future may have, prior to the Closing, access to certain confidential information of Company, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of Company. Parent agrees that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, it will not disclose such confidential information to any person for any purpose or reason whatsoever, except (i) to authorized representatives of Company; and (ii) to counsel and other advisers; provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 15.2, unless (x) such information becomes known to the public generally through no fault of Parent, (y) disclosure is required by law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause (y), Parent shall, if possible, give immediate prior written notice thereof to Company and Stockholders and provide Company and Stockholders with the opportunity to contest such disclosure, or (z) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Parent of the provisions of this Section 15.2, Company and Stockholders shall be entitled to an injunction (without the posting of bond or proof of actual damages) restraining Parent from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Company and Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, Parent (including its representatives, advisors and legal counsel) shall within ten business days after Company's request, deliver all copies of the confidential information of Company in their possession in any form whatsoever (including, but not limited to, any reports, memoranda, or other materials prepared by Parent or Old ACG or their representatives, advisors or legal counsel at the direction of Parent or Old ACG).

    15.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 15.1 and 15.2 and because of the immediate and irreparable damage that would be caused for which no other adequate remedy exists, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunction and restraining order.

    15.4 Survival. The obligations of the parties under this Section 15 shall survive the termination of this Agreement for a period of three years from the Closing Date or the termination of this Agreement pursuant to Section 13.

16. TRANSFER PROHIBITIONS AND RESTRICTIONS ON WARRANTS AND WARRANT STOCK

    STOCKHOLDERS ACKNOWLEDGE THAT THE WARRANTS ARE NON-TRANSFERRABLE AND HENCE CANNOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF BY ANY STOCKHOLDER EXCEPT (I) PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION, (II) IN CONNECTION WITH A TENDER OFFER OR EXCHANGE OFFER FOR ALL THE PARENT STOCK OR (III) TO A STOCKHOLDER'S IMMEDIATE FAMILY MEMBERS, OR TRUSTS CREATED FOR THEIR BENEFIT, IN EACH CASE ONLY IF THE TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THIS
SECTION 16. In addition, Stockholders further acknowledge that for a period of one year from the date of the original issuance of any Warrant Stock upon the exercise of a Warrant, except pursuant to Section 18, no Stockholder may sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any Warrant Stock. The Warrant Stock delivered to the Stockholders upon exercise of the Warrants will bear a legend substantially in the form set forth below and containing such other information as Parent may deem necessary or appropriate:

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF DATE OF ORIGINAL ISSUANCE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

17. OTHER TRANSFER RESTRICTIONS

    Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 17 (or trusts for the benefit of Stockholders or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to Section 19, no Stockholder shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any Parent Stock or Note (or the shares of Parent Stock issued upon any conversion thereof) received by such Stockholder in the transactions contemplated herein. The Parent Stock and Notes delivered to the Stockholders pursuant to Section 3 of this Agreement (and any shares of Parent Stock issued upon the conversion thereof) will bear a legend substantially in the form set forth below and containing such other information as Parent may deem necessary or appropriate:

NEITHER THIS SECURITY [NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF] MAY BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

18. INVESTMENT REPRESENTATIONS

    Stockholders acknowledge that the Parent Stock comprising the Stock Component, the Notes, the Note Stock and the Warrant Stock (collectively, the "Restricted Securities") have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the requirements of the 1933 Act and applicable state securities laws. All of the Restricted Securities are being acquired by Stockholders solely for their own respective accounts, for investment purposes only, and not with a view to the distribution thereof.

    18.1 Compliance With Law. Stockholders represent, warrant, covenant and agree that none of the Restricted Securities will be offered, sold, assigned, exchanged, transferred, encumbered, distributed, appointed or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder and the provisions of applicable state securities laws and regulations. All the Restricted Securities shall bear the following legend in addition to the legend required under Section 16 or Section 17 of this Agreement:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL (A) THE SECURITIES SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS") OR (B) THE HOLDER OF THESE SECURITIES PROVIDES THE ISSUER WITH (X) AN UNQUALIFIED WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THE PROPOSED DISPOSITION OF THESE SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS OR (Y) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE ISSUER THAT THE PROPOSED DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS.

    18.2 Economic Risk, Sophistication. Each Stockholder represents that he or she has received, has read and understands the Draft Registration Statement, and in particular, the risk factors described therein. Each Stockholder further represents that he or she is able to bear the economic risk of an investment in the Restricted Securities and can afford to sustain a total loss of such investment and either (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in Parent or (ii) together with the senior executives of the Company, with whom it has consulted, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in Parent. Stockholders have had an adequate opportunity to ask questions and receive answers from the officers of Parent, and the Company concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Parent, the plans for the operations of the business of Parent and any plans for additional acquisitions and the like. Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

19. REGISTRATION RIGHTS

    19.1 PiggyBack Registration Rights. At any time following the Closing Date, whenever Parent proposes to register any Parent Stock for its own or the account of others under the 1933 Act for a public offering, other than (i) any registration of shares to be used as consideration for acquisitions of additional businesses by Parent and (ii) registrations relating to employee benefit plans, Parent shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within 15 business days after receipt of such notice, Parent shall cause to be included in such registration all Registerable Securities (including any shares of Parent Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Registerable Securities) which any such Stockholder requests; provided, however, if Parent is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this
Section 19.1 that the number of shares to be sold by persons other than Parent is greater than the number of such shares which can be offered without adversely affecting the offering, Parent may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter.

    19.2 Demand Registration Rights. At any time after the first anniversary of the Closing Date, the holders of a majority of the shares of Parent Stock (i) representing Registerable Securities owned by the Stockholders or their permitted transferees or (ii) representing Registerable Securities (as defined in the agreements similar to this Agreement mentioned below) acquired by other stockholders of Parent on or prior to the closing of the IPO in connection with the acquisition of their companies by Parent pursuant to an agreement, similar to this Agreement (or upon exercise or conversion of securities of Parent received pursuant to such agreement) (the persons referred to in clauses (i) and (ii) being collectively referred to as the "Founding Stockholders"), which shares have not been previously registered or sold and which shares are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, may request in writing that Parent file a registration statement under the 1933 Act covering the registration of such shares of Parent Stock issued to and held by the Founding Stockholders or their permitted transferees (including any stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Parent Stock) (a "Demand Registration"). Within ten days of the receipt of such request, Parent shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from the Founding Stockholders requesting such registration, file and use its best efforts to cause to become effective a registration statement covering all such shares. Parent shall be obligated to effect only one Demand Registration for all Founding Stockholders and will keep such Demand Registration current and effective for not less than 90 days (or such shorter period as is required to complete the distribution and sale of all shares registered thereunder).

    Notwithstanding the foregoing paragraph, following such a demand a majority of the disinterested directors of Parent (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 30 day period.

    If at the time of any request for a Demand Registration Parent has formulated plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Parent Stock shall be initiated under this
Section 19.2 until 90 days after the effective date of such registration statement unless Parent is no longer proceeding diligently to secure the effectiveness of such registration statement; provided that Parent shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 19.1.

    19.3 Registration Procedures. All expenses incurred in connection with the registrations under this Section 19 (including all registration, filing, qualification, legal, printing and accounting fees, but excluding underwriting commissions and discounts attributable to the sale of any Registerable Securities), shall be borne by Parent. In connection with registrations under Sections 19.1 and 19.2 Parent will, as expeditiously as practicable:

         (i) Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become and remain effective; provided that Parent may discontinue any registration of its securities that is being effected pursuant to Section 19.2 at any time prior to the effective date of the registration statement relating thereto. Parent shall be obligated to effect only one Demand Registration for all Founding Stockholders; provided, however, that Parent shall not be deemed to have satisfied its obligation under Section 19.2 unless and until a Demand Registration covering all shares of Registerable Securities requested to be registered has been filed and become effective under the 1933 Act and has remained current and effective for not less than 90 days (or such shorter period as is required to complete the distribution and sale of all shares registered thereunder).

         (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the stockholders of Parent holding a majority of the Registrable Securities covered thereby not exceeding 90 days and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus relating to the sale of Registerable Securities, or any amendments or supplements thereto, Parent will furnish to counsel to each holder of Registerable Securities covered by such registration statement or prospectus, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and Parent will give reasonable consideration in good faith to any comments of such counsel received prior to any such filing.

         (iii) Furnish to each holder of Registerable Securities covered by the registration statement and to each underwriter, if any, of such Registerable Securities, such number of copies of a preliminary prospectus and prospectus for delivery in conformity with the requirements of the 1933 Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registerable Securities.

         (iv) Use its best efforts to register or qualify the Registerable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registerable Securities owned by such seller, in such jurisdictions, except that Parent shall not for any such purpose be required (x) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 19.3(iv), it is not then so qualified, or (y) to subject itself to taxation in any such jurisdiction, or (z) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

         (v) Use its best efforts to cause the Registerable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registerable Securities.

         (vi) Immediately notify each seller of Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the appropriate period mentioned in Section 19.3(ii), if Parent becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registerable Securities, each prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Parent), an earnings statement of Parent which will satisfy the provisions of Section 11 (a) of the 1933 Act.

         (viii) Use its best efforts in cooperation with the underwriters to list such Registerable Securities on each securities exchange as they may reasonably designate.

         (ix) In the event the offering is an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for Parent in customary form and covering such matters of the type customarily covered by such letters.

         (x) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the stockholders of Parent holding a majority of the shares of Registerable Securities covered by the registration statement may reasonably request in order to effect an underwritten public offering of such Registerable Securities.

         (xi) Make available for inspection by the seller of such Registerable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Parent, and cause all of Parent's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         (xii) Obtain for delivery to the underwriter or agent an opinion or opinions from counsel for Parent in customary form and in form and scope reasonably satisfactory to such underwriter or agent and its counsel.

    19.4 Other Registration Matters.

         (i) Each Stockholder holding shares of Registerable Securities covered by a Registration Statement referred to in this Section 19 will, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 19.3(vi), forthwith discontinue disposition of the Registerable Securities pursuant to the registration statement covering such Registerable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 19.3(vi).

         (ii) If a registration pursuant to Section 19.1 or 19.2 involves an underwritten offering, each Stockholder (including his permitted assigns) agrees, if his shares of Registerable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the 1933
    Act, of any Registerable Securities, or of any security convertible into or exchangeable or exercisable for any Registerable Securities (other than as part of such underwritten offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration. Similarly, each of the Stockholders agrees not to effect any sale or distribution, including any sale pursuant to the registration rights provided in Section 19.1, of any Registerable Securities, or of any security convertible into or exchangeable or exercisable for any Registerable Securities, without the consent of the managing underwriter of the IPO during a period commencing on the effective date of the Draft Registration Statement and ending 365 calendar days (or such lesser number as such managing underwriter shall designate) after such effective date.

    19.5 Indemnification.

         (i) In the event of any registration of any securities of Parent under the 1933 Act pursuant to Section 19.1 or 19.2, Parent will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registerable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees and agents or general and limited partners (and directors, officers, employees and agents thereof) and, if such seller is a portfolio or investment fund, its investment advisors or agents, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the 1933 Act, as follows:

              (x) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or in any amendment or supplement thereto) or preliminary, final or summary prospectus contained therein, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (y) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Parent; and

              (z) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or mission to the extent that any such expense is not paid under subsection (x) or (y) above;

    Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, general or limited partner, investment advisor or agent, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (ii) Parent may require, as a condition to including any Registerable Securities in any registration statement filed in accordance with Section
    19.1 or 19.2, that Parent shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registerable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 19.5(i)) Parent with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if and only to the extent that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Parent and such sellers pursuant to this Section 19.5 are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section 19.5, Parent shall be liable for the full amount of such claim, and each such seller's liability under this Section 19.5 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registerable Securities held by such seller pursuant to this Agreement.

         (iii) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 19.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 19.5, except to the extent (not including any such notice of an underwriter) that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel selected by holders of a majority of the shares of Registerable Securities included in the offering or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the indemnified party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the indemnified party and includes a full, unconditional and complete release of the indemnified party; provided, however, that the indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the indemnified party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Section 19.5(iii), the indemnified party will have the right to defend such claim by all appropriate proceedings, at the expense of the indemnifying party, and will have control of such defense and proceedings, and the indemnified party shall have the right to agree to any settlement without the prior consent of the indemnifying party. Each indemnified party shall, and shall cause its legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this Section 19.5(iii), then such indemnifying party shall, subject to the provisions of this Section 19.5, indemnify and hold harmless the indemnified party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

         (iv) Parent and each seller of Registerable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

    19.6 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 19.5 is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Parent, any seller of Registerable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11 (f) of the 1933 Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registerable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Parent and each person selling securities agree with each other that no seller of Registerable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 19.5(ii) were available. Parent and each such seller agree with each other and the underwriters of the Registerable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registerable Securities. For purposes of this Section 19.6, each person, if any, who controls an underwriter within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such underwriter, and each director and each officer of Parent who signed the registration statement, and each person, if any, who controls Parent or a seller of Registerable Securities within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Parent or a seller of Registerable Securities, as the case may be.

    19.7 Availability of Rule 144. Parent shall not be obligated to register shares of Registerable Securities held by any Stockholder at any time when the resale provisions of Rule 144(k)

(or any similar or successor provision) promulgated under the 1933 Act are available to such Stockholder.

20. GENERAL

    20.1 Cooperation. Company, each Stockholder and Parent shall deliver or cause to be delivered to the other on the Closing Date and at such other times and places as shall be reasonably agreed to, such additional instruments as any of the others may reasonably request for the purpose of carrying out this Agreement. Stockholders will cooperate and use their reasonable efforts to have the present officers, directors and employees of Company cooperate with Parent on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

    20.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law), but if assigned by operation of law, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Parent and Company, and the heirs and legal representatives of Stockholders. Notwithstanding the foregoing, any Stockholder may assign his shares of Parent Stock or Notes or Warrants and rights thereunder, to a family or children's trust; provided that the assignee agrees to be bound by the terms of this Agreement to the same extent as his or its assignor.

    20.3 Entire Agreement. This Agreement (including the Schedules and Annexes) and the documents delivered pursuant hereto constitute the entire agreement and understanding among Stockholders, Company and Parent and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by Stockholders and by Company and Parent, acting through their respective officers or representatives, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby; provided that Company shall make a good faith effort to cross reference disclosures, as necessary or advisable, between related Schedules.

    20.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

    20.5 Brokers and Agents.

         (i) Except with respect to Company's agreement ("Boles Agreement") with Boles, Knop & Company LLC ("Boles"), each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damage or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         (ii) Pursuant to the Boles Agreement and at the Closing, Boles is entitled to receive in payment of its investment banking fee: (a) $191,452 in cash, (b) a number of shares of Parent Stock out of the Stock Component that is equal to $378,577 divided by the IPO Price, rounded down to the nearest whole share, under terms and conditions identical to those pertaining to the Parent Stock received by the Stockholders, (c) $76,581 in aggregate value of Notes under terms and conditions identical to those pertaining to the Notes received by the Stockholders, and (d) 3,000 Warrants under terms and conditions identical to those pertaining to the Warrants to be received by the Stockholders. Accordingly, each of the Stockholders instructs Parent to reduce the cash, Parent Stock, original principal amount of Notes, and Warrants otherwise payable and issuable to each Stockholder pursuant to Section 3 as set forth in the following table:

                                                                           Value of
                                                    Cash  to be         Withheld Stock      Reduction in Original      Warrants to
     Stockholder Name          Percentage             Withheld           at IPO Price     Principal Amount of Notes    be withheld
     ----------------          ----------             --------           ------------     -------------------------    -----------
     Fred L. Thurman            28.75%                 $55,042             $106,880                 $22,017                862.5
     James E. Perry             28.75%                 $55,042             $106,880                 $22,017                862.5
     W. Bradley Van Leur        12.5 %                 $23,932             $ 43,723                 $ 9,573                375
     Wallace Jansma             15   %                 $28,718             $ 60,542                 $11,487                450
     Mark Vanderberge           15   %                 $28,718             $ 60,542                 $11,487                450
      Total                    100   %                $191,452             $378,577                 $76,581              3,000


    Parent is further authorized to pay the entire $191,452 in cash directly to Boles and issue the Parent Stock, Notes, and Warrants described in the chart above to the principals of Boles according to the chart below:

                        IPO Value
Boles Principal        Parent Stock          Notes        Warrants
---------------        ------------          -----        --------
John M. Boles          $128,716              $26,037        1,020
J. Richard Knop        $128,716              $26,037        1,020
Montross, Inc.         $ 75,715              $15,316          600
Richard R. Miller      $ 45,429              $ 9,190          360
   Total               $378,577              $76,581        3,000

    Each of the foregoing principals of Boles has executed this Agreement to evidence his or its agreement to be bound by the terms of Sections 17, 18, 19 and 20 thereof to the same extent if he or it was named as a Stockholder herein. Ths address of each of the foregoing for purposes of Section 20.8 is 2 Washington Street, Post Office Box 978, Middlesburg, Virginia 20118-0978 (Telecopy No. 540-687-8112).

    20.6 Beneficial Owners.

         (a) Scott D. Scofield and William Pederson (the "RAFT Owners") represent and warrant that, as of the date of this Agreement, they own 100% of the equity interests in RAFT,

L.L.C. The RAFT Owners covenant that, through the Closing Date, they shall not permit any person or entity other than the Beneficial Owners to purchase, own or otherwise acquire any beneficial interest in any equity interest in RAFT, L.L.C. The RAFT Owners shall promptly notify Parent in the event that any third party acquires such an equity interest.

         (b) Jerry R. Noonan represents and warrants that, as of the date of this Agreement, he owns 100% of the equity interests in Tele-Tech, Inc. and covenants that, through the Closing Date, he shall not permit any other person or entity to purchase, own or otherwise acquire any beneficial interest in any equity interest in Tele-Tech, Inc. Jerry R. Noonan shall promptly notify Parent in the event that any third party acquires such an equity interest.

         (c) The Beneficial Owners agree that they are each bound to the terms of Sections 7, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 of this Agreement to the same extent as if each of them were named as a Stockholder herein. The Beneficial Owners have executed this Agreement to evidence their agreement to be bound by the terms of this Agreement to the extent set forth in this Section 20.6.

    20.7 Expenses. Whether or not the transactions herein contemplated shall be consummated, Parent will pay the fees, expenses and disbursements of Parent, Company and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by Parent and Company under this Agreement. Each Stockholder shall pay all sales, use, transfer, real property transfer, gains, stock transfer and other similar taxes ("Transfer Taxes") imposed in connection with the transactions contemplated herein, the fees and expenses of Stockholders' legal counsel and all other costs and expenses incurred by Stockholders in their performance and compliance with all conditions to be performed by them under this Agreement. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not Company or Parent, will pay any Taxes due upon receipt of the consideration payable pursuant to Section 3, and will assume all Tax risks and liabilities of the Company in connection with the transactions contemplated hereby.

    20.8 Notices. All notices of communication required or permitted hereunder shall be in writing, addressed to the party to be notified, and may be given by
(i) depositing the same in United States mail, postage prepaid and registered or certified with return receipt requested, (ii) by telecopying the same if receipt thereof is confirmed or (iii) by delivering the same in person to an officer or agent of such party.

    (x)  If to Parent addressed to it at:

         Advanced Communications Group, Inc.
         3355 West Alabama
         Suite 580
         Houston, Texas 77098
         Attn: Rod K. Cutsinger
         Telecopy No.: 713-599-0222

    with a copy to:

         Bracewell & Patterson, L.L.P.
         South Tower Pennzoil Place
         711 Louisiana, Suite 2900
         Houston, Texas 77002-2781
         Attn:  Edgar J. Marston III
         Telecopy No.: 713-221-1212

    (y)  If to Stockholders, addressed to them at their addresses set forth on
Schedule 6.3, with copies to such counsel as is set forth with respect to each Stockholder on such Schedule 6.3;

    (z)  If to the Company, addressed to it at:

         FirsTel, Inc.
         110 South Phillips Avenue
         Suite 202
         Sioux Falls, South Dakota  57104-6727
         Attn:    Fred L. Thurman
         Telecopy No.: 605-332-8004

    with a copy to:

         Swidler & Berlin, Chartered 3000 K Street N.W.
         Suite 300
         Washington, DC 20007
         Attn: Morris F. DeFeo, Jr.
         Telecopy No.: 202-424-7647
or to such other address or counsel as any party hereto shall specify pursuant to this Section 20.7 from time to time.

    20.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of South Dakota, excluding its conflict of laws principles.

    20.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

    20.11 Time. Time is of the essence with respect to this Agreement.

    20.12 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement; and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

    20.13 Remedies Cumulative. Except as otherwise provided in Section 13, no right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

    20.14 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

    20.15 Public Statements. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other parties, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law.

    20.16 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Parent, Newco, Company and Stockholders. Any amendment or waiver effected in accordance with this Section 20.16 be binding upon each of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ADVANCED COMMUNICATIONS GROUP, INC.


                                       By:
                                          -------------------------------------
                                          Name:  Rod K. Cutsinger
                                          Title: Chairman and Chief Executive
                                                 Officer


                                       FIRSTEL, INC.


                                       By:
                                          -------------------------------------
                                          Name:  Fred L. Thurman
                                          Title: President and Chief Executive
                                                 Officer



                                          STOCKHOLDERS:


                                       ----------------------------------------
                                          Fred L. Thurman


                                       ----------------------------------------
                                          James E. Perry


                                       ----------------------------------------
                                          W. Bradley Van Leur

                                       ----------------------------------------
                                          Wallace Jansma


                                       ----------------------------------------
                                          Mark VanderBerge


                                          NEW STOCKHOLDERS:

                                          TELE-TECH, INC.



                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          RAFT, L.L.C.



                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------



                                       BENEFICIAL OWNERS:


                                       ----------------------------------------
                                          Jerry R. Noonan


                                       ----------------------------------------
                                          Scott D. Scofield

                                       ----------------------------------------
                                          William Pederson



                                          PRINCIPALS OF BOLES, KNOP &
                                          COMPANY LLC



                                       ----------------------------------------
                                          John M. Boles


                                       ----------------------------------------
                                          J. Richard Knop


                                          MONTROSS, INC.

                                          By:
                                       ----------------------------------------
                                          Name: James R. Meadows, Jr.
                                          Title: President



                                       ----------------------------------------
                                          Richard R. Miller

                                    ANNEX I

                          DRAFT REGISTRATION STATEMENT



                             (separately provided)

                                    ANNEX II

                      ADVANCED COMMUNICATIONS GROUP, INC.

                           SECTION 351 EXCHANGE PLAN


         The Board of Directors of Advanced Communications Group, Inc., a Delaware corporation organized in September 1997 ("Company"), has adopted this
Section 351 Exchange Plan effective as of October 3, 1997 ("Exchange Plan") in order to comply with the requirements of Section 351 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder ("Code"), and for purposes of defining the rights of various persons who may make future transfers of voting capital stock and other consideration, including cash and other assets (the items transferred being collectively referred to herein as the "Assets") to the Company, all as more particularly set forth below:

         WHEREAS, the Company intends to acquire outstanding shares of capital stock of certain corporations and other assets and acquire the outstanding capital stock of ACG, Inc., a Delaware corporation, in a reverse triangular merger, all as part of an integrated transaction as more particularly described in the Company's Registration Statement in Form S-1 (draft of October 2, 1997) ("Draft Registration Statement") relating to its initial underwritten public offering ("IPO"), the foregoing acquisitions being hereinafter collectively referred to as the "Acquisitions"; and

         WHEREAS, the various transactions comprising the Acquisitions will occur substantially concurrently upon the consummation of the IPO;

         NOW THEREFORE, in order to obtain the Assets, the Company may elect to exchange, as a part of a single plan, shares of its voting capital stock and other consideration, including cash, warrants, options and promissory notes, for such Assets as shall be transferred to the Company by one or more of the following individuals and entities: (i) the existing shareholders of the predecessor to the Company in a reverse triangular merger; (ii) certain holders of capital stock of other corporations or other assets that shall be acquired by the Company pursuant to the Acquisitions; (iii) certain other persons or entities who may assist the Company in the Acquisitions or in the manufacture and or marketing of its products, (iv) purchasers of the Company's capital stock in the IPO; and (v) certain other financial investors; and

         FURTHERMORE, it is the expectation of the Company (without making any representation with respect thereto) that the parties contributing such Assets to the Company as part of the Acquisitions and the IPO will possess immediately after the completion of the Acquisitions, at least

80% of the total combined voting power of all classes of capital stock of the Company entitled to vote and at least 80% of the total number of shares of all other classes of capital stock of the Company; and

         FURTHERMORE, it is also the intention of the Company (without making any representation with respect thereto) that the foregoing transfers of Assets to the Company shall qualify as tax free within the provisions of Section 351 of the Code; provided, however, that the Company does not assume any liability or responsibility to any holder of capital stock of the Company or any other person or entity in the event Section 351 of the Code does not apply to such transfers of Assets; and

         FURTHERMORE, it is the expectation of the Company that the parties to the Acquisitions and the IPO will contribute Assets to the Company in the approximate amounts contemplated by the Draft Registration Statement in exchange for the voting capital stock, and other consideration, including cash, options, warrants and promissory notes of the Company, in the approximate amounts contemplated by the Draft Registration Statement.

         The shares of voting capital stock and other consideration, including cash, options, warrants and promissory notes of the Company, deliverable in the Acquisitions may be subject to adjustment in accordance with the various acquisition agreements between the Company and the contributing parties. This Exchange Plan shall not obligate any party to any Acquisition to consummate such Acquisition other than upon the terms of the definitive acquisition agreement executed by such party with respect to such Acquisition.

         By the execution of the acquisition agreement to which this Exchange Plan is attached as Annex II, each of the contributing parties thereto evidences such party's agreement with and adoption of this Exchange Plan.

                                   ANNEX III

                      Advanced Communications Group, Inc.

                               $----------------

   10% CONVERTIBLE SUBORDINATED NOTE DUE [ANNIVERSARY DATE OF CLOSING], 1999

                            DATED: ___________, 1997

                               ------------------


       THE SECURITIES REPRESENTED HEREBY WERE NOT ISSUED IN A TRANSACTION
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS.
            THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR
        INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE
         OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT
            UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES
                   LAWS OR, IN THE OPINION OF COUNSEL TO THE
                    ISSUER, IS EXEMPT FROM THE REGISTRATION
                       REQUIREMENTS OF THE SECURITIES ACT
                                 AND SUCH LAWS.

                              --------------------

         Advanced Communications Group, Inc., a Delaware corporation organized in September 1997 (the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ____________ Dollars ($___________) in one installment on [anniversary date of closing], 1999, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest from the date hereof, annually on [anniversary date of closing] of each year commencing [anniversary date of closing], 1998, on said principal sum, in like coin and currency, at a rate per annum of ten percent (10%), to Noteholder until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by wire transfer of funds to such bank account in the United States as shall be designated in writing to the Company by the registered holder hereof or by check mailed to the address of the registered holder hereof as such address shall appear in the Note Register maintained by the Company. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.


                                   ARTICLE I.

                                 Defined Terms

         SECTION 1.01 Defined Terms. Unless the context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in
Article X.

                                  ARTICLE II.

                               General Provisions

         SECTION 2.01 Mutilated Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver a new Note, in exchange and substitution for the mutilated Note or in lieu of and in substitution for the Note destroyed, lost or stolen. In every case the Noteholder shall furnish to the Company such security or indemnity as may be required by it to save the Company harmless, and, in every case of destruction, loss or theft the Noteholder shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of this Note and of the ownership thereof. Upon issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses connected therewith.

         SECTION 2.02 Transfer and Registration of Notes. This Note may be presented for transfer by surrender hereof at the office of the Company maintained for that purpose in accordance with the provisions of Section 5.02, duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company, duly executed by the holder hereof or his attorney duly authorized in writing. This Note may be transferred in whole, but not in part. The Company will have no obligation to transfer this Note unless its requirements are met and such transfer complies with the legend on the first page of this Note. By its acceptance of this Note, the holder hereof acknowledges the restrictions on transfer of this Note set forth herein, and agrees that it will transfer this Note only as provided herein.

         The Company shall not be required to register the transfer of this Note (i) during a period beginning at the opening of business on a day which is 15 days before the mailing of a notice of redemption of this Note and ending on the close of business on the day of such mailing, or (ii) if this

Note has been selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of this Note if being redeemed in part.

         The Company shall keep or cause to be maintained at the office of the Company maintained in accordance with the provisions of Section 5.02 a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes (as defined below).

         SECTION 2.03 Aggregate Principal Amount of Notes. This Note is one of a duly authorized issue of Notes of the Company known as its 10% Convertible Subordinated Notes due [anniversary date of closing], 1999, limited to the aggregate principal amount of Two Million and No/100 Dollars ($2,000,000.00). As used herein, the term "Notes" refers to all of such issue of Notes.

         SECTION 2.04 Amendment of Notes. Each of the Notes may be amended with the written consent of the holders of at least a majority in outstanding principal amount of the Notes; provided that without the written consent of the holder of this Note, no amendment shall (i) reduce the rate or change the time for payment of interest on this Note, (ii) reduce the principal of or change the maturity of this Note, (iii) amend Section 7.01, or (iv) make any change in
Article VIII that adversely affects the rights of the holder of this Note. After an amendment becomes effective, it shall bind the holders and every subsequent holder of Notes, even if notation of the amendment is not made on any Note. However, the Company may place an appropriate notation regarding an amendment on any Note thereafter executed.


                                  ARTICLE III.

                               Redemption of Note

         SECTION 3.01 Redemption Price. The Company may, at its option, redeem all or from time to time any part of this Note, upon notice as set forth in
Section 3.02 at a redemption price equal to the principal amount to be redeemed, together with accrued and unpaid interest on the principal amount to be redeemed to the date fixed for redemption.

         SECTION 3.02 Notice of Redemption. If the Company shall desire to exercise the right to redeem all or any part of this Note pursuant to Section 3.01, it shall fix a date for redemption and shall mail a notice of such redemption at least 20 days, but not more than 45 days, prior to the date fixed for redemption to the holder of this Note at the last address of such holder as the same appears on the Note Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

In any case, failure to give such notice by mail or any defect in the notice to the holder of this Note shall not affect the validity of the proceedings for the redemption of this Note.

         Each such notice of redemption shall be given in the name of the Company and shall specify the date fixed for redemption, the principal amount to be redeemed, the redemption price at which this Note or portion thereof is to be redeemed, the place of payment, that payment will be made upon presentation and surrender of this Note, that interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after said date fixed for redemption interest hereon or on the portions hereof to be redeemed will cease to accrue and that the right to convert this Note or portion thereof into Common Stock will terminate at 5:00 p.m., Houston, Texas time, on the second day prior to the date fixed for redemption. If this Note is to be redeemed in part only, the notice of redemption shall also state that on and after the date fixed for redemption, upon surrender of this Note, a new
Note in aggregate principal amount equal to the unredeemed portion hereof will be issued without charge to the holder.

         SECTION 3.03 Payment of Note Called for Redemption. If notice of redemption has been given as above provided, this Note or the portion of this Note with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued and unpaid to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of this Note or portion hereof to be redeemed at such redemption price, together with interest accrued to such date) interest on this Note or portion hereof so called for redemption shall cease to accrue, and this Note or portion hereof so called for redemption shall be deemed not to be outstanding and shall not be entitled to any benefit under this Note except to receive payment of such redemption price, together with accrued interest to the date fixed for redemption. On presentation and surrender of this Note on or after the date fixed for redemption at the place of payment in such notice specified, this Note or the specified portion hereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

                                  ARTICLE IV.

                               Conversion of Note

         SECTION 4.01 Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Article IV, the holder hereof shall have the right, at his option, exercisable at any time until the date ten business days prior to the stated maturity date of this Note or, in case this Note or a portion hereof shall have been called for redemption prior to such date, this Note or such portion thereof until and including but (unless the Company shall default in the payment due upon the redemption hereof) not after, 5:00 p.m., Houston, Texas time, on the second day prior to the date fixed for redemption of this Note pursuant to Section 3.02, to convert all (but not less than all) of the aggregate principal amount of this Note into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the then outstanding principal amount of this Note by the conversion price then in effect, by surrender of this Note in the manner provided below in this Section
4.01. The conversion price shall initially be $_________ [the initial public offering price] per share of Common Stock and is subject to adjustment in certain instances, as hereinafter provided.

         This Note may be converted by surrender of the Note, accompanied by
(i) a duly executed notice of conversion which may be in the form appearing as Exhibit A hereto or such other form as is satisfactory to the Company at any time during usual business hours at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.02 and (ii) a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder or his attorney duly authorized in writing.

         SECTION 4.02 Issuance of Common Stock on Conversion. As promptly as practicable after the surrender, as herein provided, of this Note for conversion, the Company shall deliver or cause to be delivered at the foregoing office or agency, to or upon the written order of the holder hereof, certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which this Note may be converted in accordance with the provisions of this Article IV. Such conversion shall be deemed to have been made at the close of business on the date that this Note shall have been surrendered for conversion with a notice of conversion and other required instruments duly executed, so that the rights of the Noteholder shall cease at such time and, subject to the following provisions of this Section 4.02, the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and, in that event such conversion shall be at the conversion price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

         No fractional share of Common Stock shall be issued upon conversion of this Note. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of this

Note, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction of a share multiplied by the Current Market Price (as defined herein) per share of Common Stock at the close of business on the Business Day which next precedes the day of conversion as determined in accordance with this Section 4.04.

         SECTION 4.03 Adjustments of Conversion Price. The conversion price in effect at any time shall be subject to adjustments from time to time on or after the date of original issuance of this Note as follows:

                   (i) In case the Company shall (A) declare a dividend or make a distribution payable in Common Stock on the Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassifica tion shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding, and increased in the case of any reduction in the number of shares of Common Stock outstanding, so that the holder of this Note when surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which such holder would have been entitled to receive had such Note been converted into Common Stock immediately prior to such time and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this Section 4.03(i), the holder of this Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of the capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive if made in good faith and shall be described in a statement provided to the registered holder of this Note) shall in good faith determine the allocation of the conversion price between and among shares of such classes of capital stock.

                   (ii) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days of the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 4.03(iv) below) of the Common Stock, on the date fixed for the determination of stockholders entitled to receive such rights or warrants (the "Determination Date"), the conversion price at the opening of business on the day following the Determination Date shall be reduced by multiplying the conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the Determination Date. For purposes of determining under this Section 4.03(ii) the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Company or by any wholly-owned subsidiary of the Company. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the conversion price then in effect shall be appropriately readjusted, but such readjustment shall not be applied retroactively to any conversion hereof effected prior to such readjustment.

                   (iii) In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding cash dividends or a distribution referred to in paragraph (i) above or paid out of surplus) or rights or warrants to subscribe for or purchase any of the Company's securities (excluding those referred to in Section 4.03(ii) above), the conversion price shall be adjusted so that it shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Company, in good faith and in the exercise of its reasonable business judgment and described in a resolution of the Board of Directors certified by the Secretary or Assistant Secretary of the Company), of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock; provided, however, if exercise of such right or warrant is subject to the occurrence of a contingent event, adjustment of the conversion price shall be made in the manner provided for in Section 4.03(ii) above and the date that the right or warrant becomes exercisable shall be deemed to be the Determination Date for purposes of such adjustment. The conversion price adjustment made pursuant to this Section 4.03(iii) shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution (except in the case of rights or warrants subject to exercise upon the occurrence of a contingent event, in which case such adjustment shall become effective at the time such rights or warrants become exercisable).

                   (iv) For the purposes of this Article IV, the "Current Market Price" per share of Common Stock on any date means the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or, in all other cases, the value established by the Board of Directors in good faith; and the "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for each Trading Day in such period by the number of Trading Days in such period.

                   (v) All calculations under this Section 4.03 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                   (vi) No adjustment in the conversion price shall be required pursuant to any subsection of this Section 4.03 unless such adjustment (together with prior adjustments which by reason of this Section 4.03(vi) were not required to be made at the time otherwise required by the above subsections of this Section 4.03) would require a change of at least 1% in such price; provided, however, that any adjust ments which by reason of this Section 4.03(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         SECTION 4.04 Certain Notices and Calculations. Whenever the conversion price is adjusted as provided in Section 4.03, the Company shall promptly deliver to the holder hereof a certificate signed by two officers of the Company setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

         SECTION 4.05 Effect of Consolidation Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, or the reclassification of the Common Stock into another form of capital stock of the Company, whether in whole or in part, the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) which the holder would have been entitled to receive upon such consolidation, merger, sale, transfer or reclassification if he had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale, transfer, or reclassification. The foregoing provisions of this Section 4.05 shall similarly apply to successive reclassifications and changes of shares of Common Stock of the Company and to successive consolidations, mergers, sales, transfers, or reclassifications.

         SECTION 4.06 Reservation of Shares. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all Notes at the time outstanding.

         SECTION 4.07 Certain Covenants. Before taking any action which would cause an adjustment reducing the conversion price below the then stated or par value of the shares of Common Stock issuable upon conversion of this Note, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted conversion price.

         SECTION 4.08 Taxes Upon Conversion. The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; and provided, further, that in no event shall the Company be required to pay or reimburse the holder for any income tax payable by such holder as a result of such issuance.

         SECTION 4.09 Certain Notices. In case:

                   (i) the Company shall authorize the distribution to all
              holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or other cash distributions paid out of surplus); or

                   (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock or any class or of any other rights; or

                   (iii) of any reclassification of the capital stock of the
              Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the property of the Company; or

                   (iv) of the voluntary or involuntary dissolution,
              liquidation or winding up of the Company;

then, in each case, the Company shall cause to be mailed, to the holder hereof at such holder's last address as the same appears on the Note Register, at least 20 days, but not more than 45 days, prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up.

         SECTION 4.10 Common Stock Defined. Whenever reference is made in this Note to the issue or sale of shares of Common Stock, the term "Common Stock" shall include only shares of the class designated as Common Stock, $.0001 par value, of the Company, at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so deliverable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.


                                   ARTICLE V.

                      Particular Covenants of the Company

         SECTION 5.01 Payment of Principal and Interest on Note. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and the interest on this Note at the place, at the respective times and in the manner provided herein.

         SECTION 5.02 Office for Notices and Payments etc. So long as this Note remains outstanding, the Company will maintain in the City of Houston, Texas, an office or agency where this Note may be presented for payment, an office or agency where this Note may be presented for registration of transfer or exchange or for conversion as herein provided, and an office or agency where notices and demands to or upon the Company in respect of this Note may be served. Until otherwise designated by the Company in a written notice such offices or agencies shall be the executive offices of the Company.

         SECTION 5.03 Limitation on Senior Debt. The Company covenants and agrees that as long as this Note is outstanding it will not permit the aggregate amount of Senior Indebtedness outstanding to exceed Fifty Million and No/100 Dollars ($50,000,000.00).

                                  ARTICLE VI.

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors

         SECTION 6.01 Note Solely Corporate Obligations. No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note.

                                  ARTICLE VII.

                          Remedies in Event of Default

         SECTION 7.01 Event of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

                   (a) default in the payment of any installment of interest upon this Note as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                   (b) default in the payment of the principal of this Note as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                   (c) failure on the part of the Company duly to observe or perform any covenants or agreements (other than a covenant or agreement the breach or a default in the performance of which is elsewhere in this Section 7.01 specifically dealt with) on the part of the Company that continues for a period of 30 days after the date on which written notice (such written notice to state it is a "Notice of Default" hereunder) of such failure, requiring the Company to remedy the same, shall have been given to the Company and each holder of any Senior Indebtedness and each entity committed or obligated to issue or fund any Senior Indebtedness (provided that such holder or entity has previously given the holders of the Notes written notice to the effect that it is a holder of Senior Indebtedness or an entity committed or obligated to issue or fund Senior Indebtedness (as the case may be) and that such holder or entity requests that it be given any such notice) by the holder hereof; or

                   (d) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganiza tion, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree unstayed and in effect for a period of 90 consecutive days; or

                   (e) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code ss.226 or any similar statute under other state laws) of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code; or

                   (f) default in the payment of any principal of or interest on any Senior Indebtedness or on any Pari Passu Debt having an outstanding principal balance of at least $500,000 as and when the same shall become due and payable and such failure is not cured within the applicable grace period, if any, or any Senior Indebtedness or any Pari Passu Debt having an outstanding principal balance of at least $500,000 shall be declared to be due and payable prior to the stated maturity thereof;

then and in each and every such case, unless the principal of this Note shall have already become due and payable, the holders of a majority in outstanding principal amount of the Notes ("Majority Holders"), by notice in writing to the Company and each holder of any Senior Indebtedness and each entity committed or obligated to issue or fund any Senior Indebtedness (provided that such holder or entity has previously given the holder hereof written notice to the effect that it is a holder of Senior Indebtedness or an entity committed or obligated to issue or fund Senior Indebtedness (as the case may be) and that such holder or entity requests that it be given any such notice), may declare the principal of all Notes and any accrued interest to the date of declaration to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, subject to Article VIII.

         SECTION 7.02 Remedies Cumulative and Continuing. All powers and remedies given by this Article VII to the holders of the Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof or of any other powers and remedies available to such holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Notes, and no delay or omission of any holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article VII or by law to the holders of the Notes may be exercised from time to time, and as often as shall be deemed expedient, by such holders.

         SECTION 7.03 Waiver of Presentment, Demand, Etc. Except as provided herein, the Company hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, notice of acceleration, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

                                 ARTICLE VIII.

                             Subordination of Note

         SECTION 8.01 Agreement of Subordination. The Company irrevocably covenants and agrees, and the holder of this Note, by his acceptance thereof, likewise irrevocably covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. The provisions of this Article VIII are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Company or the holder hereof. No holder of any Senior Indebtedness shall be deemed to owe any fiduciary duty or any other obligation to any holder of this Note now or at any time hereafter.

         SECTION 8.02 Payment Over of Proceeds Upon Dissolution, etc. (a) In the event of (x) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company or its creditors or its property, (y) any proceeding for voluntary liquidation, dissolution or other winding up of the Company whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshaling of the assets of the Company, then and in any such event,

                   (i) all Senior Indebtedness (including interest accruing on such Senior Indebtedness after the date of filing a petition or other action commencing any such proceeding to the extent such interest is an allowed claim) shall first be paid in full, or have provision made for payment in full to the reasonable satisfaction of the holder of any Senior Indebtedness, before the holder of this Note shall be entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by this Note, and

                   (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article VIII with respect to this Note, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), to which the holder of this Note would be entitled except for the provisions of this Article VIII, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid and/or outstanding (as the case may be), after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

                   (b) No payments on account of principal of or interest on this Note shall be made unless full payment of amounts then due for principal of (including any sinking fund payment), premium, if any, and interest on all Senior Indebtedness has been made or otherwise duly provided for to the reasonable satisfaction of each holder of any Senior Indebtedness.

                   (c) In the event and during the continuation of any default or event of default in respect of any Senior Indebtedness or under any agreement under which any Senior Indebtedness was issued continuing beyond the period of grace, if any, specified in such agreement, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company and no application of funds shall be made with respect to the principal of or interest on this Note.

                   (d) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article VIII with respect to this Note, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the holder of this Note during the continuance of any event specified in Sections 8.02(a), 8.02(b) or 8.02(c) prohibiting such payment and before all Senior Indebtedness is paid in full or provision made for its payment to the reasonable satisfaction of each holder of any Senior Indebtedness, such payment or distribution (subject to Section 8.04) shall be immediately paid by the holder hereof over to the holders of Senior Indebtedness (or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued), upon their written request remaining unpaid or unprovided for as provided in the foregoing subsection (ii) of Section 8.02(a), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

                   (e) Subject to the payment in full of all Senior Indebtedness and the irrevocable and complete termination of all commitments and obligations to issue or fund any Senior Indebtedness (and not before such time), the holder of this Note shall be subrogated equally and ratably with the holders of all other Notes to all rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full; and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities distributable or paid over to the holders of Senior Indebtedness under the provisions hereof to which the holder of this Note or other Notes would be entitled except for the provisions of this Article VIII shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note or of other Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article VIII are and are intended solely for the purposes of defining the relative rights of the holder of this Note, the holders of other Notes and the holders of the Senior Indebtedness.

                   (f) Nothing contained in this Article VIII or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness (and the entities committed or obligated to issue or fund any Senior Indebtedness), and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof the principal of and interest hereon, as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the holder hereof and other creditors of the Company other than the holders of the Senior Indebtedness (and the entities committed or obligated to issue or fund any Senior Indebtedness), nor shall anything in this Note prevent the holder from exercising all remedies otherwise permitted by applicable law upon the happening of any Event of Default under this Note, subject to the rights, if any, under this Article VIII of the holders of Senior Indebtedness (and the entities committed or obligated to issue or fund any Senior Indebtedness) in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                   (g) Without notice to or the consent of the holder of this Note, the holders of the Senior Indebtedness or the entities committed or obligated to issue or fund any Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any money or other property paid by any person or released in any manner to the Senior Indebtedness; accept or release any security for the Senior Indebtedness; sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; or exercise or refrain from exercising any rights against the Company or any other person; all without thereby impairing in any respect the rights of such holders of Senior Indebtedness as provided in this Article VIII.

         SECTION 8.03 No Waiver of Subordination Provision. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         SECTION 8.04 Payments to Noteholder. Nothing contained in this Article VIII or elsewhere in this Note, shall, however, affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Section 8.02, payments of principal of or interest on this Note.

         SECTION 8.05 Authorization of Noteholder to Company to Effect Subordination. The holder of this Note by his acceptance hereof irrevocably authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article VIII and appoints the Company his attorney-in-fact for such purpose.

         SECTION 8.06 All Provisions of Note Qualified by Article VIII. Notwithstanding anything herein contained to the contrary, all the provisions of this Note shall, except as otherwise provided herein, be subject to the provisions of this Article VIII, so far as the same may be applicable thereto.

                                  ARTICLE IX.

                            Miscellaneous Provisions

         SECTION 9.01 Successors and Assigns of Company Bound. All the covenants, stipulations, promises and agreements in this Note contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 9.02 Notice to Noteholder. When this Note provides for notice to the holder of any event, such notice shall be sufficiently given (unless otherwise expressly herein provided) if in writing and mailed, first class, postage prepaid, to the holder at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice which is mailed to the holder in the manner herein provided shall be conclusively presumed to have been duly given. Where this Note provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         SECTION 9.03 TEXAS CONTRACT. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         SECTION 9.04 Legal Holidays. In any case where the date of maturity of interest on or principal of this Note or the date fixed for redemption of this Note shall not be a Business Day, then payment of interest on or principal of this Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such prior date.

         SECTION 9.05 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE X.

                                  Definitions

         SECTION 10.01 Definitions. The terms defined in this Section 10.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 10.01.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 United States Code ss. 101 et seq. or any successor statute thereto.

         "Board of Directors", when used with reference to the Company, shall mean the Board of Directors of the Company, or any committee of such Board authorized to exercise the powers and authority of such Board with respect to the action purportedly taken by such committee.

         "Business Day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions in the City of Houston, Texas are authorized or required by law to close.

         "Indebtedness" shall mean the following, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, (a) the principal of, premium if any, and interest on (i) indebtedness of the Company for money borrowed, (ii) indebtedness of the Company evidenced by bonds, notes, debentures or similar obligations, (iii) capitalized lease obligations, (iv) indebtedness or obligations incurred, assumed or guaranteed by the Company in connection with the acquisition or improvement of any property or asset or the acquisition by it or by a Subsidiary of any business, (v) indebtedness of others of the kinds described in the preceding clauses (i), (ii), (iii), and
(iv), assumed or guaranteed by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise, (vi) obligations which would be classified as liabilities on the balance sheet of the Company in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind, tangible or intangible, by the Company or a Subsidiary, except in the ordinary course of business, and (b) any increases, refundings, renewals, rearrangements or extensions of and amendments, modifications and supplements to any indebtedness, liability or obligation described in clause (a) above.

         "Junior Indebtedness" shall mean Indebtedness which, by the terms of the instrument by which such Indebtedness is created or evidenced, ranks junior and subordinate in right of payment to the Notes.

         "Note" shall mean this Note and any Note issued on exchange or transfer hereof.

         "Noteholder," "holder of this Note" or other similar terms mean any person in whose name at the time this Note shall be registered in the Note Register kept for that purpose in accordance with the terms hereof.

         "Pari Passu Debt" shall mean any Indebtedness other than (a) Senior Indebtedness and (b) Junior Indebtedness.

         "Senior Bank Lenders" means any commercial lending institution or group of commercial lending institutions that are or become parties to the Company's principal working capital, acquisition financing or long-term debt credit facilities.

         "Senior Indebtedness" shall mean whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, the principal of, premium if any, and interest on Indebtedness for money borrowed by the Company in an aggregate amount not exceeding Fifty Million and No/100 Dollars ($50,000,000.00) and owed to Senior Bank Lenders.

         "Subsidiary" shall mean any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer and has caused a facsimile or its corporate seal to be imprinted hereon.

                                       ADVANCED COMMUNICATIONS GROUP, INC.

[SEAL]

                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                   EXHIBIT A
                          [Form of Conversion Notice]

To Advanced Communications Group, Inc.:

         The undersigned registered holder of $_________ principal amount of 10% Senior Convertible Subordinated Notes due [anniversary date of closing], 1999 of Advanced Communications Group, Inc. (the "Note") hereby irrevocably exercises the option to convert the Note into shares of Common Stock of Advanced Communications Group, Inc. in accordance with the terms of Section
4.01 of the Note, and directs that the shares issuable and deliverable upon such conversion, together with a check in payment for any fractional share, be issued and delivered to the holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, this Note must be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to Advanced Communications Group, Inc. duly executed by, the undersigned, and the undersigned will pay all transfer taxes payable with respect thereto.


Dated:
      -----------------------               -----------------------------------
                                            Signature of Noteholder


If different from that of Noteholder, print name, address (including zip code) and social security or other taxpayer identification number of person in whose name the Common Stock will be issued:


---------------------------------------

---------------------------------------

---------------------------------------
                             (zip code)


---------------------------------------
Social Security or other Taxpayer
Identification Number of Noteholder

                                    ANNEX IV

                      ADVANCED COMMUNICATIONS GROUP, INC.

                       NON-TRANSFERRABLE SERIES G WARRANT



Total Number of Series G Warrants: 50,000                         Warrant No. G

Number of Series G Warrants represented
by this Warrant Certificate:

         This Warrant Certificate certifies that, for value received,


is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof, at any time or from time to time after the closing and (b) on or before the Expiration Date, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein.

         "Acts" means the Securities Act of 1933, as amended, and applicable state securities laws.

         "Agreement" means the Agreement and Plan of Exchange dated as of October 6, 1997 by and among Company, Firstel and others, including the initial registered holder of this Warrant Certificate.

         "Board of Directors" means the board of directors of the Company (or any authorized committee thereof).

         "Closing" means the consummation of the purchase and sale of the outstanding capital stock of FirsTel as contemplated by the Agreement.

         "Closing Date" means the date upon which the Closing occurs.

         "Common Stock" means the Common Stock, $.0001 par value per share, of the Company, or such other class of securities as shall then represent the common equity of the Company.

         "Common Stock Equivalent" means any Convertible Security or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans.

         "Company" means Advanced Communications Group, Inc., a Delaware corporation organized in September 1997.

         "Conversion Securities" means the Common Stock or other securities or property receivable on the exercise of the Warrants.

         "Convertible Security" means any security or evidence of indebtedness that is convertible into or exchangeable for Common Stock.

         "Employee Benefit Plans" means all thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees.

         "Exercise Price," subject in all circumstances to adjustment in accordance with Section 3, means $_____ [IPO Price].

         "Expiration Date" means 5:00 p.m., Houston Time on the fifth anniversary of the Closing Date.

         "FirsTel" means Firstel, Inc., a South Dakota corporation.

         "Market Price" means the average Price per share of Common Stock for the 20 Trading Days immediately preceding the date of authorization of the issuance of any shares of Common Stock by the Board of Directors.

         "Price" on any day means the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or, in all other cases, the value established by the Board of Directors in good faith; and the "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for each Trading Day in such period by the number of Trading Days in such period.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

         "Warrants" means the Series G Warrants represented by this Warrant Certificate.

         1. EXERCISE OF WARRANTS. (a) The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part by presentation and surrender at the office of the Company specified herein of (i) this Warrant Certificate with the Election To Exercise duly completed and executed, and (ii) payment of the Exercise Price as then in effect, by bank draft or cashier's check, for the number of Warrants being exercised. If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a Warrant Certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised.

              (b) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

         2. RESTRICTIONS ON TRANSFER. THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF EXCEPT IN THE LIMITED INSTANCES PROVIDED IN SECTION 16 OF THE AGREEMENT. ACCORDINGLY, SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE ACTS IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. The holder hereof acknowledges that the Conversion Securities may not be directly or indirectly sold, transferred or otherwise disposed of in violation of the provisions of the Acts. Any purported sale, transfer or other disposition of this Warrant Certificate, the Warrants evidenced hereby or the Conversion Securities in violation of this provision shall be void and the Company shall not be required to recognize the same. Compliance with this provision is the responsibility of the holder. Each certificate representing Conversion Securities shall bear a legend substantially similar to the bold-faced legend appearing in Section 17 of the Agreement. Reference is made to Sections 16, 17, 18 and 19 of the Agreement that relate to the non-transferability of the

Warrants, the type of legend that shall be imprinted on Conversion Securities and the rights of the holders of Conversion Securities to secure registration of their securities under the Acts under certain circumstances. Such sections are incorporated by reference herein. The Company shall deem and treat the registered holder of this Warrant Certificate as the true and lawful owner of the Warrants evidenced hereby for all purposes, any claims of another person to the contrary notwithstanding.

         3. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock as constituted as of the Closing Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

              (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Closing Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which paragraph (b) of this Section 3 applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which paragraph (b) of this Section 3 applies] in the securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in paragraph (a) of this Section 3. The provisions of paragraph (a) of this Section 3 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

              (b) Subdivisions and Combinations. If the Company, at any time after the Closing Date, shall subdivide its shares of Common Stock into a greater number of shares (or pay to any holders of securities of the Company a dividend payable in, or make any other distribution of, Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, dividend or distribution or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Closing Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

              (c) Certain Issuances of Securities. If the Company at any time after the Closing Date shall issue any additional shares of Common Stock (otherwise than as provided in paragraphs (a) through (b) of this Section 3) at a price per share less than the Market Price, then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

                   i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received and deemed received by the Company upon the issuance of such additional shares of Common Stock, and

                   ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

         No adjustments of the Exercise Price shall be made under paragraph (c) of this Section 3 upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to Employee Benefit Plans that otherwise would cause an adjustment under paragraph (c) of this Section 3; provided that the aggregate number of shares of Common Stock so issued (including the shares issued pursuant to any options, rights or warrants or convertible or exchangeable securities issued under such Employee Benefit Plans containing the right to purchase shares of Common Stock) pursuant to Employee Benefit Plans shall not exceed 10% of the Company's outstanding Common Stock (on a fully diluted basis using the treasury stock method) at the time of such issuance;
(w) are issued pursuant to any Common Stock Equivalent (i) which was outstanding on the Closing Date or (ii) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to paragraph (d) of this Section 3 or (iii) if no adjustment was required pursuant to paragraph (d) of this Section 3.

              (d) Common Stock Equivalents. If the Company shall, after the Closing Date, issue any Common Stock Equivalent, or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then the Exercise Price upon each such issuance or amendment shall be adjusted as provided in paragraph (c) of this Section 3 on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to paragraph (d) of this Section 3 unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under paragraph (d) of this Section 3 upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to paragraph (d) of this Section 3.

              (e) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this Section 3:

                   i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of such Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under paragraph (b) of this Section 3) consideration equal to the amount of such dividend so paid or satisfied.

                   ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of paragraph (c) of this Section 3 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subparagraph (i) of paragraph
         (e) of this Section 3) shall be deemed to have been received by the Company.

                   iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its Subsidiaries (as defined in the Agreement).

                   iv. For the purposes of this Section 3, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock of the Company at the Closing Date or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to paragraph
         (a) of this Section 3, the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrants contained in this Section 3.

              (f) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         4. NOTICE OF ADJUSTMENT TO EXERCISE PRICE. Whenever the Exercise Price is required to be adjusted as provided in Section 3, the Company shall forthwith compute the adjusted Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

         5. VOLUNTARY REDUCTION. The Company may make such decreases in the Exercise Price as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 15 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

         6. NOTICES TO WARRANT HOLDER. In the event:

              (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for all shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

              (b) the Company shall declare any dividend (or any other distribution) on the Common Stock, other than regular cash dividends; or

              (c) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

              (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, issuance, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         7. REPORTS TO HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         8. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

              (a) Until the Expiration Date, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

              (b) All Common Stock (and other securities) which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certificate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

         10. NOTICES. All notices provided for hereunder shall be in writing and may be given by registered or certified mail, return receipt requested, telex, telegram, telecopier, air courier guaranteeing overnight delivery of personal delivery, if to the holder at the following address:

              FirsTel, Inc.
              110 South Phillips, Suite 202
              Souix Falls, South Dakota 57104
         and, if to the Company:

              Advanced Communications Group, Inc.
              3355 West Alabama, Suite 580
              Houston, Texas 77098
              Attention: Chairman and Chief Executive Officer
              Telecopier:  (713) 622-9600

         11. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this _____ day of __________, 1997 by its Chairman and Chief Executive Officer, thereunto duly authorized.

                                       ADVANCED COMMUNICATIONS GROUP, INC.



                                       By:
                                          -------------------------------------
                                          Rod K. Cutsinger
                                          Chairman and Chief Executive Officer

                              ELECTION TO EXERCISE
         [To be executed on exercise of the Warrants evidenced by this
                              Warrant Certificate]

TO:      Advanced Communications Group, Inc.

         The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise Warrants, and herewith makes payment of ($ ) representing the aggregate Exercise Price thereof, and requests that the certificate representing the securities issuable hereunder be issued in the name of _____________________ and delivered to ,
whose address is_______________________________.                      .

    Dated:___________________     ___________________________________________

                                       ________________________________________
                                       Signature(s) of Registered Holder(s)
                                       Note: The above signature(s) must
                                       correspond with the name as written on
                                       the face of this Warrant Certificate in
                                       every particular, without alteration or
                                       enlargement or any change whatsoever.

                                    ANNEX V


                              EMPLOYMENT AGREEMENT


    This Employment Agreement ("Agreement") is entered into as of ___________, 1997, by Fred L. Thurman ("Employee") and FirsTel, Inc., a South Dakota corporation ("Company") (collectively referred to as the "Parties"). The Company and Employee agree as follows:

1.  Employment.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Employee and the Company, the Company employs Employee, and Employee accepts employment subject to the terms and conditions of this Agreement. The Company is a wholly-owned subsidiary of Advanced Communications Group, Inc. ("ACG"), a Delaware corporation. Unless the context otherwise clearly requires, all references to ACG in this Agreement shall include ACG, the Company and ACG's other subsidiaries.

2.  Term.

This Agreement shall commence and become effective on the date hereof and end on the fifth anniversary of the date hereof. Such term of employment may be renewed for successive periods of one year thereafter upon the mutual agreement of the Parties.

3.  Compensation and other Benefits.

    3.1 As compensation for his services to the Company under this Agreement, the Company shall pay to Employee during the term of this Agreement a base salary ("Base Salary") of $175,000 per annum, payable in equal semi-monthly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company for any employee benefit plans.

    3.2 After the first twelve consecutive months of employment after the date first set forth above, and after every consecutive twelve-month period thereafter, Employee shall be eligible to receive a potential cash bonus up to 50% of Employee's Base Salary ("Bonus") to be based upon his performance as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") of ACG. Employee agrees that the decision as to whether to award a Bonus and the percentage amount thereof will be made by the Compensation Committee and will be based upon the criteria set by such committee.

    3.3 Employee will be entitled to two weeks of paid vacation annually during the term of this Agreement.

    3.4 Employee will be awarded one hundred thousand (100,000) options to acquire common stock in Advanced Communications Group, Inc. at an exercise price equal to the initial public offering price per share. The options shall have a term of five years and shall become exercisable in one-third increments on each anniversary date of the date hereof. Accordingly, the options shall become fully vested three years from the date hereof; provided, however, that the vesting of such options will be accelerated in the event of the termination of Employee's employment hereunder pursuant to Sections 6.1(b),(d) or
         (f), and in the event of any other termination, no options shall vest after the date of termination. The options shall, except as provided herein, be granted pursuant to ACG's 1997 Stock Awards Plan, a copy of which has heretofore been delivered to Employee. The options shall, except as provided herein, be subject to such terms and conditions as may be prescribed by the Compensation Committee.

    3.5 Employee shall receive benefits commensurate with his level of employment under the executive employee benefits plans of ACG.

4.  Duties and Extent of Service.

Employee shall hold the office of President of the Company. At no additional compensation, Employee shall also serve Advanced Communications Group, Inc. as its President -- Telecommunications Group. Employee agrees to perform the duties incidental to his positions, as determined from time to time by the Chief Executive Officer of Advanced Communications Group, Inc. Employee shall devote such time, attention, and energy to the business of ACG as are required to perform his duties and responsibilities. Employee shall not after the date hereof and during the remaining term of this Agreement -- except in connection with (i) Employee's ownership interest in Thurman, Comes, Foley & Co., P.C.,
(ii) the occasional services provided with respect thereto, (iii) his director's positions held on the Family Bank and SGL Holding Co. boards of directors, and (iv) his indirect involvement with Larsen Designs, Ltd., which is his wife's gift store -- be engaged, directly or indirectly, in any other business activity if pursued for gain, profit, or other pecuniary advantage without the prior written consent of the Chief Executive Officer of Advanced Communications Group, Inc. In any event after the date hereof, Employee shall not take any action inconsistent with Employee's relationship and responsibilities as an employee of the Company and ACG, or take any action which is intended, or may be reasonably expected, to harm the reputation, business, prospects, or operations of ACG.

5.  Protection of Confidential Information and Employee Non-Competition.

    5.1 Employee recognizes and acknowledges that he will have access to certain confidential information and trade secrets of ACG ("Confidential Information"). Such Confidential Information includes, but is not limited to: customer names; contracts; products purchased by customers; production capabilities and processes; customer account and credit data; referral sources; computer programs and software; names and information relating to potential acquisition candidates; financing sources and other business relationships; information relating to confidential or secret designs, processes, formulae, plans, devices, or materials of ACG's business and marketing plans, confidential information and trade secrets relating to the distribution and marketing of ACG's products and services; patents pending; confidential characteristics of ACG's products and services; customer comments; troubleshooting requirements; product and service development; market development; manuals written by ACG; management, accounting, and reporting systems, procedures, and programs; off net contracts, leases, marketing agreements, sales employee compensation information, plans, and programs; marketing and financial analysis, plans, research, programs, and related information and data; forms, agreements, and legal documents; regulatory and supervisory reports; correspondence; statements; corporate books and records; and other similar information.

    5.2 Employee acknowledges and agrees that this Confidential Information constitutes valuable, special, and unique property of ACG.

    5.3 Employee will not, at any time during or within five years after the term of this Agreement or his employment with ACG, disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose.

    5.4 The foregoing restrictions shall not apply to: (a) any information in Employee's possession before its disclosure to Employee by ACG, the Company or the Company's predecessor in interest; or (b) information that is or shall lawfully be published or become part of the general knowledge through no act or omission of Employee. The Confidential Information disclosed to Employee under this Agreement is not within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in Employee's possession; or merely because portions thereof are in the public domain or in Employee's possession.

    5.5 To protect the confidentiality of the Confidential Information, Employee further agrees that while employed by ACG and for a period of one year (in the case of involuntary termination) or two years ( in the case of termination that is not involuntary termination) immediately after the termination of this Agreement or his employment with ACG, he will not, for himself, or on behalf of any other person, firm, partnership, company, or corporation (i) generally compete in any manner whatsoever with ACG or solicit, accept, divert, or take away from ACG the business of any person, company, or business; (ii) directly or indirectly induce or attempt to influence any employee, officer, director, consultant, agent, vendor or other entity related to ACG to terminate his or her employment or association in any manner whatsoever with ACG; or (iii) engage in any commercial or technical activity involving the development, formulation, manufacture, production, distribution, marketing or sale of any product and services that ACG designs, produces, manufactures, distributes, markets or sells during the term of this Agreement or Employee's employment with ACG. The prescribed territory in which Employee shall not compete with ACG as outlined in this Paragraph 5.5 shall consist of all of those areas of the United States in which ACG is doing business at the time of Employee's termination of employment. The obligations of Employee pursuant hereto are additional to the obligations described in Section 15 of the Agreement and Plan of Exchange dated contemporaneously herewith.

    5.6 Employee understands and acknowledges that, due to the unique nature of the products and services provided by ACG and the need for sales personnel to have a relatively high degree of technical knowledge concerning these products and services, employment by ACG, including the special training, knowledge, and confidential information that will be acquired in the course of such employment, will give Employee distinct and substantial advantages for potential sales activities concerning such products and services. Employee further understands and acknowledges that: because of the definition of products and services covered by this Agreement, the highly specialized nature of those products and services, the limited size and number of business entities in the business of developing and/or selling those products and services, and the much more numerous opportunities for Employee to work in his trade with respect to products and services not covered by this Agreement, the limitations as to time and geographic area contained in Paragraph 5.5 are reasonable and are not unduly onerous on Employee. Employee therefore agrees that the limitations as to time, geographic area, and scope of activity contained in Paragraph
         5.5 do not impose a greater restraint than is necessary to protect the Confidential Information, goodwill, and other business interests of ACG. Employee also agrees that in light of the facts acknowledged above, the substantial investment of ACG in developing its business and providing special training to Employee, and the certain and substantial harm that ACG would suffer if Employee were to engage in any of the activities described in Paragraph 5.5, ACG's need for the protection afforded by Paragraph 5.5 is greater than any hardship Employee might experience by complying with its terms. Employee also agrees that, if any provision of the covenant set forth in Paragraph 5.5 is found to be invalid in part or whole, ACG may elect, but shall not be required, to have such provision reformed, whether as to time, geographic area, scope of activity, or otherwise, as and to the extent required for its validity under applicable law, and, as so reformed, such provisions shall be enforceable.

    5.7 Employee acknowledges that a violation or attempted violation on his part of any provision in this Paragraph 5 may cause irreparable damage to ACG. Accordingly, in the event of a breach or threatened breach by Employee of the provisions of this Paragraph 5, Employee agrees that ACG shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or his agents, without showing any evidence of actual monetary loss resulting from such breach, including, but not limited to, restraining Employee from using or disclosing, in whole or in part, such Confidential Information or trade secrets; rendering any services to any person, firm, corporation, or other entity to whom any of such information may have been disclosed or is threatened to be disclosed; and/or violating the non-competition provision. Nothing herein shall be construed as prohibiting ACG from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages and attorneys' fees from Employee.

6.  Termination of Employment.

    6.1 Employee's employment under this Agreement shall terminate on the occurrence of any of the following events:

         (a) End of Term: If the term of employment under the Agreement or any term of renewal ends.

         (b) Death or Disability of Employee: If Employee dies or becomes disabled such that he no longer is reasonably able to perform his duties as contemplated by this Agreement, the Company shall pay to Employee, or to the estate of Employee if he dies, that part of his

              Base Salary which would otherwise be payable to Employee through the end of the month in which his death or disability occurs, after giving effect to accrued sick leave benefits and accrued vacation time, if any. Upon such payment, as well as applicable insurance benefits, if any, all obligations of ACG to the Employee or his estate shall be fully satisfied, and this Agreement shall terminate.

         (c) Resignation of Employee: If Employee resigns prior to the end of the term of this Agreement, this Agreement shall terminate immediately, and the Company shall pay to Employee that part of his Base Salary which would otherwise be payable to Employee through the effective date of his resignation. Upon such payment, all obligations in any manner whatsoever of ACG to Employee shall be fully satisfied.

         (d)  Change in Ownership, Management, or Employee's Responsibilities:
              If there is a change in the ownership or management of ACG after the date hereof, and either of these changes significantly alters Employee's job responsibilities or compensation, Employee may resign from his positions within 60 days of such a change. If Employee resigns pursuant to this paragraph, the Company will continue to provide Employee with his monthly compensation for a period of two years after the initial date of any such change. Employee is not entitled to receive any Bonus if he resigns as provided in this paragraph. For the period after Employee's resignation during which Employee will be paid, Employee will not have any authority to act on behalf of ACG. If such a change in control and either job responsibilities or compensation occurs and Employee's employment under this Agreement is terminated without cause or Employee resigns pursuant to this paragraph, any of Employee's options that have not vested shall immediately become fully vested.

         (e) Termination by the Company "With Cause." If Employee (i) violates any material provision of this Agreement; (ii) fails to perform the services required of him pursuant to this Agreement; (iii) commits acts of fraud or dishonesty against ACG; and/or (iv) is convicted of a crime other than a routine traffic violation, ACG may terminate the employment of Employee with cause. If Employee is terminated "with cause," Employee shall not be entitled to receive any further salary or benefits under this Agreement other than payment for that part of Employee's compensation that would otherwise be payable to Employee through the last date of his employment with ACG. Upon such payment, all obligations of ACG to Employee shall be fully satisfied, and this Agreement will terminate. Employee shall not be entitled to receive any Bonus or accrued vacation pay if his termination is "with cause."

         (f) Termination by the Company Without Cause. In the event the Company terminates Employee's employment for any reason other than as described in (d) or (e) above, Employee shall be entitled to the Base Salary for a period of one year from termination.

    6.2 Termination of this Agreement shall not relieve Employee of any continuing obligations expressly provided in this Agreement, including, without limitation, those set forth in Paragraph 5.

7.  Return of ACG Property.

    7.1 All data, drawings, documents, contracts, computerized data, information printouts, and tapes, tape recordings, documents, data, accounting records, personnel files, computer terminals, equipment, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of ACG shall be the sole and exclusive property of ACG, and none of such data, drawings or other records and written material, or copies thereof, shall be retained by Employee upon termination of his employment. This ACG property shall not be removed from ACG premises without ACG's prior written consent.

    7.2 Upon termination of this Agreement or whenever requested by ACG, Employee immediately shall deliver to ACG all of the ACG property or any of ACG's documents in Employee's possession or under Employee's control, including, but not limited to, all documents or data, Confidential Information, accounting records, computer terminals, data, discs, printouts and tapes, accounting machines, and all office furniture and fixtures, supplies, equipment, and other personal property placed in the office of ACG. No copies of any such data shall be retained by Employee.

8.  Notices.

Any notice required or permitted to be given under this Agreement shall be in writing and addressed to Employee at FirsTel, Inc., 110 South Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104-6727 (Telecopy No.: 605-332-8004), and to the Company, c/o Rod K. Cutsinger, 3355 West Alabama, Suite 580, Houston, Texas 77098, or to such other address as either party shall designate by written notice to the other. Notices may be sent by messenger or by registered or certified mail, postage prepaid, addressed to the party or parties to be notified, with return receipt requested. Notices sent by messenger shall be deemed received upon their actual receipt of the party to whom they are directed. Notices sent by registered or certified mail shall be deemed received on the third day following their deposit with the United States Postal Service.

9.  Arbitration.

Exclusive jurisdiction with respect to any dispute, controversy, or claim brought by ACG or Employee concerning the subject matter contained in this Agreement, including, but not limited to, Employee's employment, termination from, and/or affiliation with ACG shall be settled by arbitration in Houston, Texas, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. Any and all charges that may be made for the cost of the arbitration and the fees and expenses of the arbitrator shall be borne equally by the parties; attorneys' fees and witness expenses shall be borne by the party incurring them.

10. Miscellaneous.

    10.1 The rights and obligations of ACG under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of ACG. This Agreement shall be binding upon the Employee and his agents, heirs, executors, administrators and legal representatives. The rights and obligations of Employee hereunder shall not be assignable by Employee.

    10.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    10.3 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

    10.4 This Agreement contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no other warranties, representations, covenants or agreements among ACG, the Employee and Rod K. Cutsinger in connection with the subject matter hereof.

    10.5 The waiver by ACG of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by ACG of any subsequent breach by Employee.

    10.6 If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph, or section so adjudged to be invalid.

    The parties have executed this Agreement to be effective as of the day and year first above written.

         "COMPANY"                                    "EMPLOYEE"

FIRSTEL, INC.


----------------------------------           ----------------------------------
By:  Rod K. Cutsinger                        Fred L. Thurman
Its: Chairman

                                    ANNEX VI

                              EMPLOYMENT AGREEMENT


    This Employment Agreement ("Agreement") is entered into as of ___________, 1997, by W. Bradley Van Leur ("Employee") and FirsTel, Inc., a South Dakota corporation ("Company") (collectively referred to as the "Parties"). The Company and Employee agree as follows:

1.  Employment.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Employee and the Company, the Company employs Employee, and Employee accepts employment subject to the terms and conditions of this Agreement. The Company is a wholly-owned subsidiary of Advanced Communications Group, Inc. ("ACG"), a Delaware corporation. Unless the context otherwise clearly requires, all references to ACG in this Agreement shall include ACG, the Company and ACG's other subsidiaries.

2.  Term.

This Agreement shall commence and become effective on the date hereof and end on the fifth anniversary of the date hereof. Such term of employment may be renewed for successive periods of one year thereafter upon the mutual agreement of the Parties.

3.  Compensation and other Benefits.

    3.1 As compensation for his services to the Company under this Agreement, the Company shall pay to Employee during the term of this Agreement a base salary ("Base Salary") of $110,000 per annum, payable in equal semi-monthly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company for any employee benefit plans.

    3.2 After the first twelve consecutive months of employment after the date first set forth above, and after every consecutive twelve-month period thereafter, Employee shall be eligible to receive a potential cash bonus up to 50% of Employee's Base Salary ("Bonus") to be based upon his performance as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") of ACG. Employee agrees that the decision as to whether to award a Bonus and the percentage amount thereof will be made by the Compensation Committee and will be based upon the criteria set by such committee.

    3.3 Employee will be entitled to two weeks of paid vacation annually during the term of this Agreement.

    3.4 Employee will be awarded fifty thousand (50,000) options to acquire common stock in Advanced Communications Group, Inc. at an exercise price equal to the initial public offering price per share. The options shall have a term of five years and shall become exercisable in one-third increments on each anniversary date of the date hereof. Accordingly, the options shall become fully vested three years from the date hereof; provided, however, that the vesting of such options will be accelerated in the event of the termination of Employee's employment hereunder pursuant to Section 6.1(d) or Section 6.1(f), and in the event of any other termination, no options shall vest after the date of termination. The options shall, except as provided herein, be granted pursuant to ACG's 1997 Stock Awards Plan, a copy of which has heretofore been delivered to Employee. The options shall, except as provided herein, be subject to such terms and conditions as may be prescribed by the Compensation Committee.

    3.5 Employee shall receive benefits commensurate with his level of employment under the executive employee benefits plans of ACG.

    3.6 Until the first anniversary of this Agreement, Employee shall be entitled to a sales bonus ("Sales Bonus") each month equal to ten percent (10%) of the amount that (a) the monthly sales achieved by the Company in that calendar month exceeds (b) Thirty-Five Thousand Dollars ($35,000.00) (the "Sales Target"). Adjustments to the Sales Target subsequent to the first anniversary shall be made from time to time, but in no event less frequently than annually, in order to account for new factors bearing directly on the Employee's efforts and contributions to sales (e.g., inflation, increase in the number of salespersons reporting directly or indirectly to Employee, the effects of future acquisitions, market conditions, prior performance, etc.). If the President of the Company and the Employee are unable to agree upon the Sales Target for any particular period following the first anniversary, then it shall be finally determined in good faith by the Compensation Committee.

    3.7 Employee shall be entitled to an additional bonus ("Annual Billed Usage Bonus") paid annually, commencing on the first anniversary of this Agreement, equal to the sum of the Excess Usage for the prior twelve calendar months. "Excess Usage" means, in any particular calendar month, five tenths of a percent (0.5%) of the amount that (a) the monthly sales achieved by the Company in that calendar month exceeds (b) Eight Hundred Thousand Dollars ($800,000.00) (the "Monthly Billed Usage Target").

         Adjustments to the Monthly Billed Usage Target subsequent to the first anniversary shall be made from time to time, but in no event less frequently than annually, in order to account for new factors bearing directly on the Employee's efforts and contributions to annual billed usage (e.g., inflation, increase in the number of salespersons reporting directly or indirectly to Employee, the effects of future acquisitions, market conditions, prior performance, etc.). If the President of the Company and the Employee are unable to agree upon the Monthly Billed Usage Target for any particular period following the first anniversary, then it shall be finally determined in good faith by the Compensation Committee.

    3.8 Employee shall be entitled to an automobile allowance of $400 per month.

4.  Duties and Extent of Service.

Employee shall hold the office of ______________ of the Company. At no additional compensation, Employee shall also serve Advanced Communications Group, Inc. as its Vice President -- Sales and Marketing / Telecommunications Group. Employee agrees to perform the duties incidental to his positions, as determined from time to time by the Chief Executive Officer of Advanced Communications Group, Inc. Employee shall devote such time, attention, and energy to the business of ACG as are required to perform his duties and responsibilities. Employee shall not after the date hereof and during the remaining term of this Agreement be engaged, directly or indirectly, in any other business activity if pursued for gain, profit, or other pecuniary advantage without the prior written consent of the Chief Executive Officer of Advanced Communications Group, Inc. In any event after the date hereof, Employee shall not take any action inconsistent with Employee's relationship and responsibilities as an employee of the Company and ACG or take any action which is intended, or may be reasonably expected, to harm the reputation, business, prospects, or operations of ACG.

5.  Protection of Confidential Information and Employee Non-Competition.

    5.1 Employee recognizes and acknowledges that he will have access to certain confidential information and trade secrets of ACG ("Confidential Information"). Such Confidential Information includes, but is not limited to: customer names; contracts; products purchased by customers; production capabilities and processes; customer account and credit data; referral sources; computer programs and software; names and information relating to potential acquisition candidates; financing sources and other business relationships; information relating to confidential or secret designs, processes, formulae, plans, devices, or materials of ACG's business and marketing plans, confidential information and trade secrets relating to the distribution and marketing of ACG's products and services; patents pending; confidential characteristics of ACG's products and services; customer comments; troubleshooting requirements; product and service development; market development; manuals written by ACG; management, accounting, and reporting systems, procedures, and programs; off net contracts, leases, marketing agreements, sales employee compensation information, plans, and programs; marketing and financial analysis, plans, research, programs, and related information and data; forms, agreements, and legal documents; regulatory and supervisory reports; correspondence; statements; corporate books and records; and other similar information.

    5.2 Employee acknowledges and agrees that this Confidential Information constitutes valuable, special, and unique property of ACG.

    5.3 Employee will not, at any time during or after the term of this Agreement or his employment with ACG disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose.

    5.4 The foregoing restrictions shall not apply to: (a) any information in Employee's possession before its disclosure to Employee by ACG, the Company or the Company's predecessor in interest; or (b) information that is or shall lawfully be published or become part of the general knowledge through no act or omission of Employee. The Confidential Information disclosed to Employee under this Agreement is not within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in Employee's possession, or merely because portions thereof are in the public domain or in Employee's possession.

    5.5 To protect the confidentiality of the Confidential Information, Employee further agrees that while employed by ACG and for a period of one year immediately after the termination of this Agreement or his employment with ACG, regardless of whether such termination of employment is voluntary or involuntary, he will not, for himself, or on behalf of any other person, firm, partnership, company, or corporation (i) generally compete in any manner whatsoever with ACG or solicit, accept, divert, or take away from ACG the business of any person, company, or business; (ii) directly or indirectly induce or attempt to influence any employee, officer, director, consultant, agent, vendor or other entity related to ACG to terminate his or her employment or association in any manner whatsoever with ACG; or (iii) engage in any commercial or technical activity involving the development, formulation, manufacture, production, distribution, marketing or sale of any product and services that ACG designs, produces, manufactures, distributes, markets or sells during the term of this Agreement or Employee's employment with ACG. The prescribed territory in which Employee shall not compete with ACG as outlined in this Paragraph 5.5 shall consist of all of those areas of the United States in which ACG is doing business at the time of Employee's termination of employment. The obligations of Employee pursuant hereto are additional to the obligations described in Section 15 of the Agreement and Plan of Merger dated contemporaneously herewith.

    5.6 Employee understands and acknowledges that, due to the unique nature of the products and services provided by ACG and the need for sales personnel to have a relatively high degree of technical knowledge concerning these products and services, employment by ACG, including the special training, knowledge, and confidential information that will be acquired in the course of such employment, will give Employee distinct and substantial advantages for potential sales activities concerning such products and services. Employee further understands and acknowledges that: because of the definition of products and services covered by this Agreement, the highly specialized nature of those products and services, the limited size and number of business entities in the business of developing and/or selling those products and services, and the much more numerous opportunities for Employee to work in his trade with respect to products and services not covered by this Agreement, the limitations as to time and geographic area contained in Paragraph 5.5 are reasonable and are not unduly onerous on Employee. Employee therefore agrees that the limitations as to time, geographic area, and scope of activity contained in Paragraph
         5.5 do not impose a greater restraint than is necessary to protect the Confidential Information, goodwill, and other business interests of ACG. Employee also agrees that in light of the facts acknowledged above, the substantial investment of ACG in developing its business and providing special training to Employee, and the certain and substantial harm that ACG would suffer if Employee were to engage in any of the activities described in Paragraph 5.5, ACG's need for the protection afforded by Paragraph 5.5 is greater than any hardship Employee might experience by complying with its terms. Employee also agrees that, if any provision of the covenant set forth in Paragraph
         5.5 is found to be invalid in part or whole, ACG may elect, but shall not be required, to have such provision reformed, whether as to time, geographic area, scope of activity, or otherwise, as and to the extent required for its validity under applicable law, and, as so reformed, such provisions shall be enforceable.

    5.7 Employee acknowledges that a violation or attempted violation on his part of any provision in this Paragraph 5 may cause irreparable damage to ACG. Accordingly, in the event of a breach or threatened breach by Employee of the provisions of this Paragraph 5, Employee agrees that ACG shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or his agents, without showing any evidence of actual monetary loss resulting from such breach, including, but not limited to, restraining Employee from using or disclosing, in whole or in part, such Confidential Information or trade secrets; rendering any services to any person, firm, corporation, or other entity to whom any of such information may have been disclosed or is threatened to be disclosed; and/or violating the non-competition provision. Nothing herein shall be construed as prohibiting ACG from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages and attorneys' fees from Employee.

6.  Termination of Employment.

    6.1 Employee's employment under this Agreement shall terminate on the occurrence of any of the following events:

         (a) End of Term: If the term of employment under the Agreement or any term of renewal ends.

         (b) Death or Disability of Employee: If Employee dies or becomes disabled such that he no longer is reasonably able to perform his duties as contemplated by this Agreement, the Company shall pay to Employee, or to the estate of Employee if he dies, that part of his Base Salary which would otherwise be payable to Employee through the end of the month in which his death or disability occurs, after giving effect to accrued sick leave benefits and accrued vacation time, if any. Upon such payment, as well as applicable insurance benefits, if any, all obligations of ACG to the Employee or his estate shall be fully satisfied, and this Agreement shall terminate.

         (c) Resignation of Employee: If Employee resigns prior to the end of the term of this Agreement, this Agreement shall terminate immediately, and the Company shall pay to Employee that part of his Base Salary which would otherwise be payable to Employee through the effective date of his resignation. Upon such payment, all obligations in any manner whatsoever of ACG to Employee shall be fully satisfied.

         (d)  Change in Ownership, Management, or Employee's Responsibilities:
              If there is a change in the ownership or management of ACG after the date hereof, and either of these changes significantly alters Employee's job responsibilities or compensation, Employee may resign from his positions within 60 days of such a change. If Employee resigns pursuant to this paragraph, the Company will continue to provide Employee with his monthly compensation for a period of two years after the initial date of any such change. Employee is not entitled to receive any Bonus, Sales Bonus, or Annual Billed Usage Bonus (collectively, "Benefits") if he resigns as provided in this paragraph. For the period after Employee's resignation during which Employee will be paid, Employee will not have any authority to act on behalf of ACG. If such a change in control and either job responsibilities or compensation occurs and Employee's employment under this Agreement is terminated without cause or Employee resigns pursuant to this paragraph, any of Employee's options that have not vested shall immediately become fully vested.

         (e) Termination by the Company "With Cause." If Employee (i) violates any material provision of this Agreement; (ii) fails to perform the services required of him pursuant to this Agreement; (iii) commits acts of fraud or dishonesty against ACG; and/or (iv) is convicted of a crime other than a routine traffic violation, ACG may terminate the employment of Employee with cause. If Employee is terminated "with cause," Employee shall not be entitled to receive any further salary or benefits under this Agreement other than payment for that part of Employee's compensation that would otherwise be payable to Employee through the last date of his employment with ACG. Upon such payment, all obligations of ACG to Employee shall be fully satisfied, and this Agreement will terminate. Employee shall not be entitled to receive any Benefits or accrued vacation pay if his termination is "with cause."

         (f) Termination by the Company Without Cause. In the event the Company terminates Employee's employment for any reason other than as described in (d) or (e) above, Employee shall be entitled to the Base Salary for a period of one year from termination.

    6.2 Termination of this Agreement shall not relieve Employee of any continuing obligations expressly provided in this Agreement, including, without limitation, those set forth in Paragraph 5.

7.  Return of ACG Property.

    7.1 All data, drawings, documents, contracts, computerized data, information printouts, and tapes, tape recordings, documents, data, accounting records, personnel files, computer terminals, equipment, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of ACG shall be the sole and exclusive property of ACG, and none of such data, drawings or other records and written material, or copies thereof, shall be retained by Employee upon termination of his employment. This ACG property shall not be removed from ACG premises without ACG's prior written consent.

    7.2 Upon termination of this Agreement or whenever requested by ACG, Employee immediately shall deliver to ACG all of the ACG property or any of ACG's documents in Employee's possession or under Employee's control, including, but not limited to, all documents or data, Confidential Information, accounting records, computer terminals, data, discs, printouts and tapes, accounting machines, and all office furniture and fixtures, supplies, equipment, and other personal property placed in the office of ACG. No copies of any such data shall be retained by Employee.

8.  Notices.

Any notice required or permitted to be given under this Agreement shall be in writing and addressed to Employee at FirsTel, Inc., 110 South Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104-6727 (Telecopy No.: 605-332-8004), and to the Company, c/o Rod K. Cutsinger, 3355 West Alabama, Suite 580, Houston, Texas 77098, or to such other address as either party shall designate by written notice to the other. Notices may be sent by messenger or by registered or certified mail, postage prepaid, addressed to the party or parties to be notified, with return receipt requested. Notices sent by messenger shall be deemed received upon their actual receipt of the party to whom they are directed. Notices sent by registered or certified mail shall be deemed received on the third day following their deposit with the United States Postal Service.

9.  Arbitration.

Exclusive jurisdiction with respect to any dispute, controversy, or claim brought by ACG or Employee concerning the subject matter contained in this Agreement, including, but not limited to, Employee's employment, termination from, and/or affiliation with ACG shall be settled by arbitration in Houston, Texas, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In reaching his

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

or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. Any and all charges that may be made for the cost of the arbitration and the fees and expenses of the arbitrator shall be borne equally by the parties; attorneys' fees and witness expenses shall be borne by the party incurring them.

10. Miscellaneous.

    10.1 The rights and obligations of ACG under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of ACG. This Agreement shall be binding upon the Employee and his agents, heirs, executors, administrators and legal representatives. The rights and obligations of Employee hereunder shall not be assignable by Employee.

    10.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    10.3 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

    10.4 This Agreement contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no other warranties, representations, covenants or agreements among ACG, the Employee and Rod K. Cutsinger in connection with the subject matter hereof.

    10.5 The waiver by ACG of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by ACG of any subsequent breach by Employee.

    10.6 If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate, or nullify the

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

         remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph, or section so adjudged to be invalid.

    The parties have executed this Agreement to be effective as of the day and year first above written.

         "COMPANY"                                    "EMPLOYEE"

FIRSTEL, INC.


----------------------------------           ----------------------------------
By:  Rod K. Cutsinger                        W. Bradley Van Leur
Its: Chairman

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